As filed with the Securities and Exchange Commission on May 28, 2015

Registration No. 333-202631

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BioScrip, Inc.
(Exact name of registrant as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kimberlee C. Seah, Esq.
Senior Vice President, Secretary and General Counsel
BioScrip, Inc.
100 Clearbrook Road,
Elmsford, New York 10523
(914) 460-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eric S. Wu, Esq.
Polsinelli PC
1401 Eye Street N.W., Suite 800
Washington, D.C. 20005
(202) 783-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Rights to purchase Units consisting of Series A convertible preferred stock, Class A warrants and Class B warrants		(1)	—		—			(2)
Units, each consisting of one share of Series A convertible preferred stock, 2.88 Class A warrants and 2.88 Class B warrants	200,000		$100.00		$20,000,000	(3)	$2,324
Series A convertible preferred stock issuable as a component of the Units	200,000		—		—			(4)
Shares of common stock issuable upon conversion of Series A convertible preferred stock		(5)	—		—			(5)
Class A warrants issuable as a component of the Units	576,000		—		—			(4)
Class B warrants issuable as a component of the Units	576,000		—		—			(4)
Shares of common stock issuable upon exercise of Class A warrants	576,000		$5.35	(6)	$3,081,600	(6)	$359
Shares of common stock issuable upon exercise of Class B warrants	576,000		$6.595	(7)	$3,798,720	(7)	$442

TOTAL REGISTRATION FEE					$26,880,320		$3,125	(8)

(1)	Evidencing the rights to subscribe for units consisting of an aggregate of 200,000 shares of Series A convertible preferred stock, 576,000 Class A warrants, each to purchase one share of common stock at $5.17 per share, and 576,000 Class B warrants, each to purchase one share of common stock at $6.45 per share.

(2)	Pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the “Securities Act”), no separate registration fee is payable.

(3)	Represents the gross proceeds from the assumed exercise of all rights to be distributed.

(4)	Issued as a component of the units for no additional consideration.

(5)	The shares of common stock that are being registered include such indeterminate number of shares of common stock, if any, that may be issued upon conversion of the Series A convertible preferred stock registered hereunder, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g)(3) and Rule 457(c) of the Securities Act, based upon the average of the high and low sales prices on the NASDAQ Global Market on March 3, 2015 of the Common Stock.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g)(1) of the Securities Act.

(8)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2015

PROSPECTUS

BioScrip, Inc.

Rights to Purchase up to 200,000 Units at $100.00 per Unit
Consisting of an Aggregate of
200,000 Shares of 8.5%/11.5% Series A Convertible Preferred Stock,
Class A Warrants to Purchase 576,000 Shares of Common Stock at $5.17 per Share and
Class B Warrants to Purchase 576,000 Shares of Common Stock at $6.45 per Share

We are distributing at no charge to holders of our common stock non-transferable subscription rights to purchase units (“units”) consisting of (a) an aggregate of 200,000 shares of 8.5%/11.5% Series A convertible preferred stock, par value $0.0001 per share, (b) 576,000 Class A warrants, each to purchase one share of common stock at a price of $5.17 per share, and (c) 576,000 Class B warrants, each to purchase one share of common stock at a price of $6.45 per share. We refer to the Class A warrants and Class B warrants collectively as the “warrants.” The shares of convertible preferred stock will be convertible into shares of common stock at a conversion price of $5.17 per share, subject to adjustment upon the occurrence of certain events. The convertible preferred stock and warrants constituting the unit will separate upon exercise of the rights.

You will receive one subscription right for every              outstanding shares of common stock owned at 5:00 p.m., New York City time, on             , 2015. No fractional rights or units will be distributed or issued. If you are entitled to receive a fractional right consisting of at least ½ right, you will be rounded up to the nearest whole right. If, on the other hand, you are entitled to receive a fractional right consisting of less than ½ right, you will be rounded down to the nearest whole right. You will be rounded down to zero if the fraction of less than ½ right is the only right to which you are entitled. If the total number of units subscribed for in this rights offering exceeds 200,000, then each subscribing stockholder’s allocation of units will be reduced on a pro rata basis such that a total subscription of as close to, but no more than, 200,000 units are issued in this rights offering. The proceeds from this rights offering will be used to repay certain outstanding indebtedness and for general working capital purposes. We expect the total purchase price of units in this rights offering to be $20,000,000, assuming full participation.

We will also receive proceeds from the exercise of the warrants composing part of the units. We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes. We can make no assurances that any of the warrants will be exercised, or if exercised, as to the quantity that will be exercised or the period in which they will be exercised.

Each whole subscription right will entitle holders of our common stock on the record date (excluding the holders of the PIPE Shares, who will not participate on any as-converted basis) to purchase one unit at a subscription price of $100.00 per unit. Each unit comprises one share of our convertible preferred stock, 2.88 Class A warrants and 2.88 Class B warrants. We will not issue fractional warrants. If you would be entitled to receive a fractional number of warrants upon exercise of the rights, the total number of warrants to be issued to you will be rounded down to the nearest whole number. The subscription rights will expire if they are not exercised by 5:00 p.m., New York City time, on                , 2015, unless extended.

On March 9, 2015, we entered into a binding, definitive securities purchase agreement (the “Purchase Agreement”) with certain affiliates of Coliseum Capital Management, LLC, a Delaware limited liability company (“Coliseum”). We refer to Coliseum’s affiliates that are a party to the Purchase Agreement collectively as the “PIPE Investors.” Pursuant to the terms of the Purchase Agreement, we issued and sold to the PIPE Investors in a private placement (the “Private Placement”) an aggregate of (a) 625,000 shares of Series A convertible preferred stock (the “PIPE Shares”), at a purchase price per PIPE Share of $100.00, convertible into shares of common stock at a conversion price of $5.17 per share, subject to adjustment upon the occurrence of certain events, (b) 1,800,000 Class A warrants to purchase our common stock (the “PIPE Class A warrants”), and (c) 1,800,000 Class B warrants to purchase our common stock (the “PIPE Class B warrants” and, together with the PIPE Class A warrants, the “PIPE Warrants”), for gross proceeds of $62.5 million. The closing of the Private Placement also took place on March 9, 2015. The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder because the transaction did not involve a public offering. On March 23, 2015, the Company and the PIPE Investors entered into an addendum to the Warrant Agreement (the “Warrant Addendum”), pursuant to which, among other things, the per share exercise price of the PIPE Class A warrants was reduced from $5.295 to $5.17, which was the closing price of our common stock on the last full trading day prior to the issuance on March 9, 2015, and the per share exercise price of the PIPE Class B warrants was reduced from $6.595 to $6.45.

The rights and preferences of the PIPE Shares are identical to the Series A class of convertible preferred stock composing part of the units. The PIPE Class A warrants, as amended by the Warrant Addendum, have the same terms as the Class A warrants composing part of the units, and the PIPE Class B warrants, as amended by the Addendum, have the same terms as the Class B warrants composing part of the units. The PIPE Investors and their affiliates will not participate in this rights offering.

We may pay noncumulative cash dividends on each share of convertible preferred stock at a rate of eight and one-half percent (8.5%) per annum on the liquidation preference (as defined herein) then in effect (a “cash dividend”). In the event we do not declare and pay a cash dividend, the liquidation preference on the convertible preferred stock will be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by eleven and one-half percent (11.5%) per annum (an “Accrued Dividend”). Cash dividends will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on the date of original issuance of the convertible preferred stock, and, if declared, will begin to accrue on the first day of the applicable dividend period. If applicable, the Accrued Dividend will begin to accrue and be cumulative on the same schedule as set forth above for cash dividends and will also be compounded on each applicable subsequent dividend date. Unless and until we obtain the required consent and/or amendment from our lenders under our Senior Credit Facilities, we will not be permitted to pay cash dividends.

You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering. Unless our board of directors cancels or terminates the rights offering, all exercises of subscription rights are irrevocable. Our board of directors is making no recommendation regarding your exercise of the subscription rights. The subscription rights may not be sold or transferred.

We may cancel or terminate the rights offering at any time prior to its expiration upon determination of our board of directors. If we cancel or terminate this offering, we will return your subscription price, but without any payment of interest.

The subscription rights for units are being offered directly by us without the services of an underwriter or selling agent.

Our common stock, par value $0.0001 per share, is traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “BIOS.” On May 27, 2015, the last reported sale price of our common stock was $3.69 per share. The shares of common stock issuable upon the conversion of the convertible preferred stock and exercise of the warrants will also be listed on NASDAQ under the same symbol. We will not list the subscription rights, units, convertible preferred stock or warrants on NASDAQ or on any other exchange or market.

Exercising the rights and investing in our units consisting of convertible preferred stock and warrants involves risks. We urge you to carefully read the section titled “Risk Factors” beginning on page 18 of this prospectus, the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

	Per Unit	Aggregate
Subscription Price	$100.00	$20,000,000
Estimated Expenses	$1.94	$388,125
Net Proceeds to Us from Sale of All Units Offered in this Rights Offering	$98.06	$19,611,875

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

This prospectus is dated            , 2015

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ABOUT THIS PROSPECTUS

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “BioScrip,” the “Company,” “we,” “us,” “our” or similar references mean BioScrip, Inc. and its subsidiaries on a consolidated basis.

You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus or any exercise of the rights. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the rights offering. The answers are based on selected information from this prospectus and the documents incorporated by reference in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents incorporated by reference in this prospectus contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, the shares of convertible preferred stock and the shares of common stock issuable upon conversion of the convertible preferred stock, and our business.

Exercising the rights and investing in our shares of convertible preferred stock and common stock involves risks. We urge you to carefully read the section titled “Risk Factors” beginning on page 18 of this prospectus, the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

Why are we conducting the rights offering?

On March 9, 2015, we entered into the binding and definitive Purchase Agreement with the PIPE Investors. Pursuant to the terms of the Purchase Agreement, the Private Placement involved our issuance and sale of an aggregate of 625,000 PIPE Shares, 1,800,000 PIPE Class A warrants and 1,800,000 PIPE Class B warrants for gross proceeds of $62.5 million. On March 23, 2015, we entered into the Warrant Addendum that resulted in the per share exercise prices of the PIPE Class A warrants and PIPE Class B warrants being designated at $5.17 and $6.45, respectively. The PIPE Shares are of the identical Series A class of convertible preferred stock composing part of the units, the PIPE Class A warrants, as amended, are of the same terms as the Class A warrants composing part of the units, and the PIPE Class B warrants, as amended, are of the same terms as the Class B warrants composing part of the units. The closing of the Private Placement also took place on March 9, 2015. The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder because the transaction did not involve a public offering.

Our board of directors determined to raise additional capital by distributing at no charge to holders of our common stock (excluding the holders of the PIPE Shares, who will not participate on any as-converted basis) subscription rights to purchase units composed of (a) an aggregate of 200,000 shares of 8.5%/11.5% Series A convertible preferred stock, par value $0.0001 per share, each share convertible into shares of common stock at a conversion price of $5.17 per share, subject to adjustment upon the occurrence of certain events, (b) 576,000 Class A warrants, each to purchase one share of common stock at a price of $5.17 per share, and (c) 576,000 Class B warrants, each to purchase one share of common stock at a price of $6.45 per share. The net proceeds of this rights offering will be used to repay certain of our outstanding indebtedness and for general working capital purposes. The proceeds from the exercise, if any, of the warrants composing part of the units will be used for general working capital purposes.

In authorizing this rights offering, our board of directors considered:

•	current economic and financial market conditions;

•	analysis from our capital markets structuring advisor;

•	the size and timing of the rights offering;

•	the potential dilution to our current stockholders if they choose not to participate in the offering;

•	alternatives available for raising equity capital;

•	historical and current trading prices for our common stock; and

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•	the fact that existing stockholders would have the opportunity to participate on a pro rata basis.

The PIPE Investors and their affiliates will not participate in this rights offering.

What are we distributing in this rights offering?

We are distributing to holders of our common stock (excluding the holders of the PIPE Shares, as defined below, who will not participate on any as-converted basis) as of 5:00 p.m. New York City time on               , 2015, which we refer to as the “record date,” at no charge, subscription rights to purchase units consisting up to an aggregate of (a) 200,000 shares of 8.5%/11.5% Series A convertible preferred stock, par value $0.0001 per share, each share convertible into shares of common stock at a conversion price of $5.17 per share, subject to adjustment upon the occurrence of certain events, (b) 576,000 Class A warrants, each to purchase one share of common stock at a price of $5.17 per share, and (c) 576,000 Class B warrants, each to purchase one share of common stock at a price of $6.45 per share. You will receive one subscription right for every              outstanding shares of common stock you owned at 5:00 p.m. New York City time on the record date. The subscription rights will be evidenced by rights certificates. No fractional rights or units will be distributed or issued. If you are entitled to receive a fractional right consisting of at least ½ right, you will be rounded up to the nearest whole right. If, on the other hand, you are entitled to receive a fractional right consisting of less than ½ right, you will be rounded down to the nearest whole right. You will be rounded down to zero if the fraction of less than ½ right is the only right to which you are entitled.

What is a subscription right?

Each whole subscription right will entitle holders of our common stock on the record date (excluding the holders of the PIPE Shares, who will not participate on any as-converted basis) to purchase one unit at a subscription price of $100.00 per unit. Each unit comprises one share of our convertible preferred stock, 2.88 Class A warrants and 2.88 Class B warrants. No fractional rights or units will be distributed or issued. The shares of convertible preferred stock will initially be convertible into shares of common stock at a conversion price of $5.17 per share, which was the conversion price of the convertible preferred stock we issued in the Private Placement, identical to the closing price of our common stock on the last full trading day prior to the completion of the Private Placement.

We will not issue fractional warrants. If you would be entitled to receive a fractional number of warrants upon exercise of the rights, we will round down the total number of warrants to be issued to you to the nearest whole number. For example: If you were to acquire 27 units, you would receive 77 Class A warrants and 77 Class B warrants (27 × 2.88, rounded down to the nearest whole number).

We are granting to you, as a stockholder of record on the record date, one subscription right for every                 outstanding shares of common stock you owned at that time. We determined the ratio of shares per right you will receive by dividing $20,000,000 by the subscription price of $100.00 to determine the maximum number of shares of convertible preferred stock to be issued in the rights offering, which is equal to 200,000 shares, and then dividing the number of shares of common stock outstanding on the record date by 200,000.

If you are entitled to receive a fractional right consisting of at least ½ right, you will be rounded up to the nearest whole right. If, on the other hand, you are entitled to receive a fractional right consisting of less than ½ right, you will be rounded down to the nearest whole right. You will be rounded down to zero if the fraction of less than ½ right is the only right to which you are entitled. If the total number of units subscribed for in this rights offering exceeds 200,000, then each subscribing stockholder’s allocation of units will be reduced on a pro rata basis such that a total subscription of as close to, but no more than, 200,000 units are issued in this rights offering.

For example:

•	Assuming no pro rata reduction, if you owned 600 shares of common stock on the record date, you would be entitled to receive 600 divided by = rights, rounded up to the right to purchase units in this rights offering pursuant to whole subscription rights.

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•	Assuming no pro rata reduction, if you owned 400 shares of common stock on the record date, you would be entitled to receive 400 divided by = rights, rounded down to the right to purchase unit in this rights offering pursuant to whole subscription right.

•	Assuming no pro rata reduction, if you owned 100 shares of common stock on the record date, you would be entitled to receive 100 divided by = rights, rounded down to .

•	If the total number of units subscribed for in this rights offering totals 210,000, each subscribing rights holder’s allocation of units will be reduced on a pro rata basis to 200,000 divided by 210,000 = 95.24% of the units for which each such rights holder originally subscribed. Therefore, if you owned 6,000 shares of common stock on the record date, you would receive rights, rounded down to the right to purchase units in this rights offering. Pursuant to the pro rata reduction in this example, assuming you subscribed for all units, your allocation of units will be reduced on a pro rata basis to 95.24% x units = units, rounded down to units.

You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.

If you hold your shares in the name of a broker, dealer, or other nominee who uses the services of the Depository Trust Company, or “DTC,” then DTC will issue one subscription right to the nominee for every                 outstanding shares of common stock you own on the record date. Each whole right can then be used to purchase one unit at the subscription price of $100.00 per unit.

How does the convertible preferred stock vote?

Holders of shares of convertible preferred stock will be entitled to vote with the holders of shares of our common stock (and any other class or series that may similarly be entitled to vote with the holders of common stock) and not as a separate class, at any annual or special meeting of stockholders, and may act by written consent in the same manner as the holders of common stock, on an as-converted basis.

In addition, the separate vote of holders of convertible preferred stock will be required in certain circumstances. The PIPE Investors are currently the beneficial owners of all 625,000 issued and outstanding shares of convertible preferred stock. The PIPE Investors would hold collectively 75.8% of the 825,000 shares of convertible preferred stock outstanding following the completion of the rights offering, assuming that the rights offering is fully subscribed. This majority ownership of our convertible preferred stock will limit the ability of our other convertible preferred stockholders to influence corporate matters requiring the approval of the holders of Series A convertible preferred stock. See “Risk Factors – The PIPE Investors will hold a majority of the outstanding shares of convertible preferred stock following the completion of the rights offering, which will limit your ability to influence matters requiring the approval of the holders of Series A convertible preferred stock” and “Description of Units, Capital Stock and Warrants—Series A Convertible Preferred Stock—Voting.”

How many shares of common stock will I receive if I convert my shares of convertible preferred stock?

Each share of preferred stock will initially be convertible into approximately 19.34 shares of common stock, which is equivalent to the initial liquidation preference of $100.00 (which is subject to adjustment as described herein) divided by the initial conversion price of $5.17 per share (which is subject to adjustment upon the occurrence of certain events). If, upon conversion of the convertible preferred stock, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon conversion, pay in lieu of such fractional interest, cash in an amount determined under the terms of the convertible preferred stock.

Are there any restrictions on my ability to vote my shares of convertible preferred stock?

No, there are no restrictions on your ability to vote your shares of convertible preferred stock. At our annual meeting of stockholders held on May 11, 2015 (the “2015 Annual Meeting”), our stockholders approved a proposal that had the effect of removing the conversion cap and voting cap that had applied to the convertible preferred stock.

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Are there any restrictions on my ability to convert my shares of convertible preferred stock into common stock or to exercise my warrants for common stock?

No, there are no restrictions on your ability to convert your shares of convertible preferred stock into common stock or exercise your warrants for common stock. At the 2015 Annual Meeting, our stockholders approved a proposal that had the effect of removing the conversion cap and voting cap that had applied to the convertible preferred stock and removed the restrictions on the exercise of the warrants.

Will I receive dividends on shares of convertible preferred stock, and when will I receive them?

Yes. We may pay a noncumulative cash dividend on each share of convertible preferred stock, when, as and if declared by our board of directors and permitted by the Delaware General Corporate Law (the “DGCL”), out of any funds that are legally available therefor, at the rate of eight and one-half percent (8.5%) per annum on the liquidation preference then in effect. Beginning with the second quarter of 2015, on or before the third (3rd) business day immediately preceding each fiscal quarter of the Company, we will determine our intention whether or not to pay a cash dividend with respect to that ensuing quarter and will give notice of our intention to each holder of convertible preferred stock as soon as practicable thereafter. Unless and until we obtain the required consent and/or amendment from our lenders under our Senior Credit Facilities, we will not be permitted to pay cash dividends.

In the event we do not declare and pay a cash dividend, such as for the quarter ending September 30, 2015, the liquidation preference will be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by eleven and one-half percent (11.5%) per annum, computed on the basis of a 365-day year and the actual number of days elapsed from the start of the applicable dividend period to the applicable date of determination.

Cash dividends will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on the first calendar day following the date of original issuance of the convertible preferred stock, and, if declared, will begin to accrue on the first day of the applicable dividend period. Accrued Dividends, if applicable, will accrue and be cumulative on the same schedule as set forth above for cash dividends and will also be compounded at the applicable annual rate on each applicable subsequent dividend date. Accrued Dividends are paid upon the occurrence of a liquidation event, conversion or redemption in accordance with the terms of the convertible preferred stock.

If I convert my shares of convertible preferred stock, will I receive any payment for declared and unpaid dividends on the shares of convertible preferred stock?

Except as set forth below, you will not receive a payment for declared and unpaid dividends. All declared and unpaid dividends, if any, will be included in the liquidation preference for purposes of calculating the conversion rate applicable to the conversion of shares of convertible preferred stock into shares of our common stock. Upon conversion, a holder of convertible preferred stock will be entitled to a number of shares of common stock equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of any fractional shares.

The conversion rate in effect at any applicable time for conversion of each share of convertible preferred stock into common stock will be the quotient obtained by dividing the liquidation preference then in effect (which will include any cash dividends that the Company has notified holders that it intends to pay but has not yet declared and any cash dividends that have been declared but remain unpaid, calculated at the Accrued Dividend rate) by the conversion price then in effect. The conversion price for the convertible preferred stock will initially be $5.17 and is subject to adjustment from time to time upon the occurrence of certain events, including in the event of a stock split, a reverse stock split, or a dividend of common stock to our common stockholders, in each case as more fully described in the certificate of designations for the convertible preferred stock.

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Can I convert my shares of convertible preferred stock in connection with a change of control?

Yes. At the written election by holders of a majority in voting power of the outstanding shares of convertible preferred stock, upon the occurrence of a change of control that would, subject to certain exceptions, result in any person (other than the PIPE Investors or any of their respective affiliates or a person acting as a group with the PIPE Investors or any of their respective affiliates) beneficially owning, directly or indirectly shares of the Company’s capital stock entitling such person to exercise 50% or more of the total voting power of all classes of voting stock of the Company (but solely in connection with a transaction that is a third party tender offer that is publicly disclosed and approved (or recommended to the stockholders of the Company)), all outstanding shares of convertible preferred stock automatically will be converted into a number of shares of common stock equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of fractional shares. Prior to the conversion of shares of convertible preferred stock in the event of a change of control as described in the preceding sentence, the Board will declare and the Company will pay a special cash dividend on each share of convertible preferred stock in the amount of the liquidation preference per share then in effect with respect to such series of preferred stock.

Can I elect to redeem the convertible preferred stock?

Yes, but only in accordance with the following request procedure. From and after the tenth anniversary of the original issuance of the convertible preferred stock, each holder of shares of convertible preferred stock shall have the right to request that we redeem, in full, out of funds legally available therefor, by irrevocable written notice to us, all of such holder’s shares of convertible preferred stock at a redemption price per share equal to the liquidation preference then in effect per share of convertible preferred stock. Such notice must given by first class mail, postage prepaid, addressed to us. Each notice of redemption to us must state the redemption date and the number of shares of convertible preferred stock to be redeemed, and such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption in the notice.

If we elect to redeem a holder’s shares of convertible preferred stock pursuant to such notice, we will notify the holder of our election and the place or places where certificates for such shares are to be surrendered (or an indemnification undertaking as reasonably determined by us with respect to such certificates in the event of their loss, theft or destruction) for payment of the redemption price.

If we elect not to redeem a holder’s shares of convertible preferred stock pursuant to such notice, we will notify the holder of our election not to redeem, and the conversion price then in effect with respect to the shares of convertible preferred stock subject to the notice provided by such holder will, as of the date we notify the holder of our election not to redeem, be decreased to the lesser of (A) the conversion price then in effect and (B) 80% of the volume weighted average price of our common stock for the 10 consecutive trading days prior to the date such holder notified us. Any such adjustment to the conversion price will be in addition to any adjustments to the conversion price pursuant to the anti-dilution provisions.

In addition, upon the occurrence of a change of control (other than a change of control that would constitute a Deemed Liquidation Event (as defined below) (unless waived) or the type of change of control described in the immediately preceding question) and subject to applicable law and the prior indefeasible payment in full in cash of all outstanding indebtedness of the Company and other obligations under our Credit Facility (and the termination of all commitments thereunder) and the Indenture governing our senior notes, each holder of shares of convertible preferred stock that remain outstanding thereafter, if any, shall have the right to require us to redeem, in full, out of funds legally available therefor, by irrevocable written notice to us, all of such holder’s shares of convertible preferred stock at a redemption price per share equal to the liquidation preference then in effect per share of convertible preferred stock.

Can the Company redeem the convertible preferred stock?

Yes. From and after the tenth anniversary of the original issuance of the convertible preferred stock, subject to the satisfaction of our obligations to our creditors, we may redeem the outstanding convertible preferred stock, in whole or in part, at a price per share equal to the liquidation preference then in effect per share of convertible preferred stock.

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What is the maturity of the preferred stock and does the Company have the option to convert the convertible preferred stock?

The convertible preferred stock is perpetual, and therefore does not have a maturity date. However, if, at any time following the third anniversary date of the issue date, the volume weighted average price of our common stock equals or exceeds three times the conversion price of the convertible preferred stock for a period of 30 consecutive trading days, we may, at our option, require that any or all of the then outstanding shares of convertible preferred stock be converted automatically into shares of common stock. We may not, however, elect to exercise this option at any time during the period commencing on the earlier of (1) the date that we have made a public announcement and (2) the date that such information is otherwise made public, that we are in negotiations relating to, or have entered into, a definitive agreement with respect to a transaction constituting a Deemed Liquidation Event and ending on the date of the first to occur of (i) the consummation of such transaction and (ii) the date that we have made a public announcement that any such definitive agreement or the negotiations relating thereto has been terminated.

What are the material terms of the warrants?

The rights and terms of the Class A warrants and the Class B warrants are identical except that the exercise price for the Class A warrants is $5.17 per share and the exercise price for the Class B warrants is $6.45 per share. The Class A warrants and Class B warrants are immediately exercisable for a ten year term and may only be exercised for cash. The number of shares that may be acquired upon exercise of the warrants is subject to adjustments in certain situations, including price based anti-dilution protection whereby if the Company later issues common stock at a price of less than 85% the current market value, or subject to certain exceptions, rights or securities exercisable to acquire common stock at a price less than 85% of the then current market price then the number of warrant shares will be proportionately increased. Additionally, the warrants have standard anti-dilution protections if the Company effects a stock split, subdivision, reclassification or combination of its common stock.

How were the subscription price of $100.00 per unit and the terms of the convertible preferred stock and warrants, including the conversion price and exercise price, respectively, determined?

A committee of independent directors of our board of directors determined that the subscription price for units and the terms of the convertible preferred stock and warrants, including the conversion price and exercise price, respectively, should be identical to the terms of the PIPE Shares and PIPE Warrants to provide an incentive to our current stockholders to exercise their rights. The subscription price is $100.00 per unit, the initial conversion price is $5.17 per share of convertible preferred stock and the initial Class A exercise price is $5.17 per Class A warrant, which were the conversion price of the convertible preferred stock and exercise price of the Class A warrants, respectively, we issued in the Private Placement (in the case of the Class A warrants, as amended by the Warrant Addendum), based on the $5.17 closing price of our common stock on NASDAQ on March 6, 2015, the last full trading date before we completed the Private Placement. The initial Class B exercise price is $6.45 per Class B warrant, which was the exercise price of the Class B warrants we issued in the Private Placement (as amended by the Warrant Addendum).

The subscription price, conversion price and exercise prices do not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price or the conversion price. You should not consider the subscription price or the conversion price to be an indication of the fair value of the units or securities composing the units.

How many shares of convertible preferred stock and warrants will the PIPE Investors and their respective affiliates own after the rights offering?

The PIPE Investors and their affiliates will not participate in the rights offering. Therefore, if no stockholders were to purchase any units pursuant through the exercise of their subscription rights, then the PIPE Investors would hold collectively 625,000 shares of convertible preferred stock, 1,800,000 Class A warrants and 1,800,000 Class B warrants, which, on an as-converted and fully-exercised basis, would represent approximately 18.6% of our outstanding common stock following the completion of the rights offering not taking into account any Accrued Dividends which may have increased the liquidation preference of the PIPE Shares up to this point.

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Am I required to exercise any or all of the rights I receive in the rights offering?

No. You may exercise any number of your whole rights, or you may choose not to exercise any rights. If you do not exercise any rights, or you exercise your rights but do not convert your shares of convertible preferred stock or exercise your warrants into shares of common stock, the number of shares of our common stock you own will not change. However, your percentage ownership interest in our company will be diluted to the extent that participating stockholders convert their shares of convertible preferred stock or exercise their warrants into shares of common stock or to the extent that we were to pay dividends on the convertible preferred stock in shares of common stock. Your percentage ownership interest in our company will also be diluted to the extent that you convert convertible preferred stock or exercise warrants into common stock and we elect to pay dividends on the convertible preferred stock by increasing the liquidation preference of the convertible preferred stock.

How soon must I act to exercise my rights?

The rights may be exercised beginning on the date of this prospectus through the expiration date, which is                , 2015, at 5:00 p.m., New York City time, unless extended by us. Please note that if you hold your shares in the name of a broker, dealer, or other nominee who uses the services of DTC, you must exercise your subscription rights before 2:15 p.m., New York City time, on the expiration date. If you elect to exercise any rights, the subscription agent must actually receive all required documents and payments from you or your broker or nominee at or before the expiration date. Although we have the option of extending the expiration date of the subscription period, we currently do not intend to do so.

When will I receive my subscription rights certificate?

Promptly after the date of this prospectus, the subscription agent will send a subscription rights certificate to each registered holder of our common stock as of 5:00 p.m., New York City time, on the record date, based on our stockholder registry maintained at the transfer agent for our common stock. If you hold your shares of common stock through a brokerage account, bank or other nominee, you will not receive an actual subscription rights certificate. Instead, as described in this prospectus, you must instruct your broker, bank or nominee whether or not to exercise rights on your behalf. If you wish to obtain a separate subscription rights certificate, you should promptly contact your broker, bank or other nominee and request a separate subscription rights certificate. It is not necessary to have a physical subscription rights certificate to elect to exercise your rights.

May I transfer my rights?

No. Should you choose not to exercise your subscription rights, you may not sell, give away or otherwise transfer your subscription rights. If you sell or otherwise transfer your common stock, your subscription rights will not transfer with your common stock. Subscription rights will, however, be transferable by operation of law (for example, upon the death of the recipient).

Are we requiring a minimum subscription to complete the rights offering?

No.

Can the board of directors cancel, terminate, amend or extend the rights offering?

Yes. Our board of directors may decide to cancel or terminate the rights offering at any time before the expiration of the rights offering and for any reason. If our board of directors cancels or terminates the rights offering, we will issue a press release notifying stockholders of the cancellation or termination, and any money received from subscribing stockholders will be promptly returned, without interest or deduction.

We may amend the terms of the rights offering or extend the subscription period of the rights offering. Our board of directors may extend the period for exercising your subscription rights, although it does not presently intend to do so.

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Has our board of directors made a recommendation to our stockholders regarding the exercise of rights in the rights offering?

No. Our board of directors has not, and will not, make any recommendation to stockholders regarding the exercise of rights in the rights offering. You should make an independent investment decision about whether or not to exercise your rights. Stockholders who exercise rights risk investment loss on new money invested. There is currently no market for the convertible preferred stock or warrants. We will not list the subscription rights, units, convertible preferred stock or warrants on NASDAQ or on any other exchange or market. As a result, we cannot provide you with any assurance about the price at which you will be able to sell the convertible preferred stock or warrants, or about whether you will be able to sell the convertible preferred stock or warrants at all, and you might be unable to sell your convertible preferred stock or warrants at a price equal to, or higher than, the subscription price, if at all.

If you do not exercise your rights, you will lose any value represented by your rights and your percentage ownership interest in our company will be diluted to the extent that participating stockholders convert their shares of convertible preferred stock or exercise their warrants into shares of common stock. Your percentage ownership interest in our company may also be diluted to the extent that we do not declare and pay a cash dividend and instead increase the liquidation preference by the Accrued Dividend. If you convert your convertible preferred stock or exercise warrants, you may be unable to sell the shares of common stock issuable upon such conversion or exercise at a price equal to or greater than the conversion price or exercise price. For more information on the risks of participating in the rights offering, see the section of this prospectus titled “Risk Factors”.

How do I exercise my rights? What forms and payment are required to purchase the units?

If you wish to participate in the rights offering, you must take the following steps, unless your shares are held by a broker, dealer or other nominee:

•	deliver the full subscription price to the subscription agent using the methods outlined in this prospectus; and

•	deliver a properly completed rights certificate to the subscription agent before 5:00 p.m., New York City time, on , 2015, unless extended.

If you send a payment that is insufficient to purchase the number of units you requested, or if the number of units you requested is not specified in the forms, the payment received will be applied to exercise your subscription right to the extent possible. If the payment exceeds the subscription price for the full exercise of the subscription rights (to the extent specified by you), the excess will be refunded. You will not receive interest on any payments refunded to you under the rights offering.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, or other nominee?

If you hold your shares of our common stock in the name of a broker, dealer or other nominee, then your broker, dealer or other nominee is the record holder of the shares you own. The record holder must exercise the rights on your behalf for the units you wish to purchase.

If you wish to participate in the rights offering and purchase units, please promptly contact the record holder of your shares. We will ask your broker, dealer, or other nominee to notify you of the rights offering. You should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your record holder with the other rights offering materials. Please note that if you hold your shares in the name of a broker, dealer, or other nominee who uses the services of DTC, you must exercise your subscription rights before 2:15 p.m., New York City time, on the expiration date.

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When and how will I receive my shares of convertible preferred stock and warrants?

If you purchase units in the rights offering, you or DTC on your behalf, as the case may be, will receive Direct Registration System book-entry statements representing the shares of convertible preferred stock and warrants composing the units that you have purchased promptly after the closing of the rights offering, and after all adjustments have been completed.

After I send in my payment and rights certificate, may I change or cancel my exercise of rights?

No. Unless our board of directors cancels or terminates the rights offering, all exercises of rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your rights. You should not exercise your rights unless you are certain that you wish to purchase units at a price of $100.00 per share. We expect the total purchase price of units in this rights offering to be $20,000,000, assuming full participation.

How much money will we receive from the rights offering?

Since the rights offering has no minimum purchase requirement, we will receive proceeds only to the extent of the exercise of the subscription rights by holders of our common stock. Assuming full participation in the rights offering and the sale of all 200,000 available units following the exercise of the subscription rights of holders of our common stock, we will receive proceeds of $20,000,000, before deducting estimated offering expenses of $388,125. See the section of this prospectus entitled “Use of Proceeds.”

Are there risks in exercising my subscription rights?

Yes. The exercise of your subscription rights involves risks. Exercising your subscription rights means buying shares of our convertible preferred stock and warrants, and should be considered as carefully as you would consider any other equity investment. You should carefully read the section titled “Risk Factors” beginning on page 18 of this prospectus and the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and all other information included or incorporated in this prospectus by reference in its entirety before you decide whether to exercise your rights.

How many shares of convertible preferred, warrants and common stock will be outstanding immediately after the rights offering?

As of               , 2015, we had                 shares of common stock issued and outstanding. Assuming that the rights offering is completed and fully subscribed, 825,000 shares of convertible preferred stock, 2,376,000 Class A warrants and 2,376,000 Class B warrants will be outstanding. Based upon the maximum of 20,709,446 shares of common stock that may be issued pursuant to the conversion of the 825,000 shares of convertible preferred stock (including the PIPE Shares), exercise of 2,376,000 Class A warrants (including the PIPE Class A warrants) and exercise of 2,376,000 Class B warrants (including the PIPE Class B warrants) at the initial conversion price of $5.17, initial Class A exercise price of $5.17, and initial Class B exercise price of $6.45, we would have        shares of common stock outstanding immediately after the closing of the rights offering, assuming the full conversion of the convertible preferred shares and full exercise of warrants and excluding any shares that may be issued pursuant to the exercise of stock options.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes. The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering. If the rights offering is not completed, we will promptly instruct the subscription agent to return your payment in full. If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will send payments through the record holder of your shares. Any funds returned will be returned without interest or deduction.

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Will the subscription rights, units, convertible preferred stock or warrants be listed on a stock exchange?

None of the rights themselves, units, convertible preferred stock or warrants composing the units will be listed on NASDAQ or any other stock exchange or market. Our common stock will continue to trade on NASDAQ under the symbol “BIOS,” and the shares issuable upon the conversion of the convertible preferred stock and exercise of the warrants composing the units issued in the rights offering will be eligible for trading on NASDAQ.

May I sell my convertible preferred stock and warrants?

Yes. However, the convertible preferred stock and warrants will not be listed on NASDAQ or any other stock exchange or market, and we cannot assure you that there will be a market to sell the convertible preferred stock or warrants, or as to the price at which you will be able to sell your convertible preferred stock or warrants. Since the convertible preferred stock could be perpetual (although it is subject to redemption and redemption upon the occurrence of certain events), you could be required to hold your shares of convertible preferred stock indefinitely if you do not convert your convertible preferred stock into common stock.

How do I exercise my rights if I live outside the United States?

If you are a rights holder whose address is outside the United States, and if it is not, in our sole judgment, unlawful to do so, the subscription agent will mail rights certificates to you. To exercise your rights, you must notify the subscription agent on or prior to 11:00 a.m., New York City time,               , 2015, which is three business days prior to the initial expiration date for the rights offering, and take all other steps which are necessary to exercise your rights, on or prior to that time. If you do not follow these procedures prior to the expiration of the rights offering, your rights will expire.

This rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, units if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. In addition, in certain circumstances, in order to comply with applicable state securities laws, we may not be able to honor all subscription rights even if we have shares of convertible preferred stock available. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.

What fees or charges apply if I purchase units?

We are not charging any fee or sales commission to issue rights to you or to issue units, and the securities composing the units, to you if you exercise your rights. If you exercise your rights through the record holder of your shares, you are responsible for paying any fees your record holder may charge you.

What are the U.S. federal income tax consequences of receiving or exercising rights?

A distribution of the rights will be a taxable distribution, however because we believe that such rights have a fair market value of zero or a nominal value, you should not have any tax consequences upon receipt of such rights. To the extent that the IRS successfully asserts that the fair market value of the rights is greater than zero, you could recognize taxable income to such extent. For a detailed discussion, see “Certain United States Federal Income Tax Consequences” beginning on page 34. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Receipt. The rights are granted to holders of common stock at no cost to such holders and are non-transferrable. Each right entitles a holder of the right to purchase a share of convertible preferred stock and a warrant. We intend to treat each holder as receiving a distribution with respect to such holder’s shares of common stock in an amount equal to the fair market value of the rights received by such holder on the date of distribution to the extent of the convertible preferred stock that may be purchased. We have assumed that the fair market value of the rights for U.S. Federal income tax purposes is zero or a nominal value, and based on such value, you should not have any tax consequences upon receipt of the rights. To the extent that the IRS successfully asserts that the fair market value of the rights is greater than zero, you could recognize taxable income to such extent, which would be treated as a taxable dividend to the extent we have current or accumulated earnings and profits (see discussion below in “Dividends”).

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Basis and Holding Period of the Rights. If the fair market value of the rights allocable to the convertible preferred stock for U.S. Federal income tax purposes is zero, your basis in such rights will also be zero. To the extent that the IRS successfully asserts that the fair market value of the rights allocable to the convertible preferred stock is greater than zero, you would have a basis in such rights equal to such fair market value. The holding period of the rights begins on the date the holder acquires the right.

Exercise of Rights. A holder will not recognize gain or loss upon the exercise of rights in the rights offering. Each unit acquired from the exercise of a right will consist of convertible preferred stock and warrants. The convertible preferred stock and warrants will be treated separately for tax purposes and the subscription price of the unit must be allocated between the convertible preferred stock and the warrants based upon their relative fair market value. Your tax basis of the shares of convertible preferred stock acquired through the exercise of the rights will equal the subscription price allocated to the shares. The holding period for the shares of convertible preferred stock acquired through the exercise of a right will begin on the date the rights are exercised. Your tax basis of warrants acquired through the exercise of the rights will equal the subscription price allocated to the warrants. The holding period of the warrants acquired through the exercise of the rights will begin on the date the rights are exercised.

Dividends. We may pay dividends with respect to shares of convertible preferred stock acquired upon exercise of the rights, which will generally be taxable as dividend income when received to the extent of our current or accumulated earnings and profits as determined for U.S. Federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of a holder’s adjusted tax basis in such shares of convertible preferred stock and thereafter, as gain from the sale of our convertible preferred stock. A corporate Holder of our convertible preferred stock who receives a dividend may be entitled to a dividends received deduction.

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer or other nominee, then you should send your subscription documents, rights certificate and payment to that record holder in accordance with the instructions you receive from that record holder. If you are the record holder, then you should send your subscription documents, rights certificate and payment by hand delivery, first class mail, or courier service to:

By First Class Mail, Express Mail, Overnight Courier or By Hand:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions

You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate, and payment. We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the information agent, Georgeson Inc., at (877) 278-4775.

For a more complete description of the rights offering, see “The Rights Offering.”

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in the units. You should read the entire prospectus and any documents incorporated by reference carefully. Exercising the rights and investing in the units involves significant risks. We urge you to carefully read the section titled “Risk Factors” beginning on page 18 of this prospectus, the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and all other information included or incorporated by reference in this prospectus in its entirety before you decide whether to exercise your rights.

Our Company

We are a national provider of infusion and home care management solutions. We partner with physicians, hospital systems, skilled nursing facilities, healthcare payors and pharmaceutical manufacturers to provide patients access to post-acute care services. We operate with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, we aim to provide cost-effective care that is driven by clinical excellence, customer service and values that promote positive outcomes and an enhanced quality of life for those whom we serve.

Our platform provides nationwide service capabilities and the ability to deliver clinical management services that offer patients a high-touch, community-based and home-based care environment. Our core services are provided in coordination with, and under the direction of, the patient’s physician. Our multidisciplinary team of clinicians, including pharmacists, nurses, dieticians and respiratory therapists, work with the physician to develop a plan of care suited to our patient’s specific needs. Whether in the home, physician office, ambulatory infusion center, skilled nursing facility or other alternate sites of care, we provide products, services and condition-specific clinical management programs tailored to improve the care of individuals with complex health conditions such as gastrointestinal abnormalities, infectious diseases, cancer, multiple sclerosis, organ and blood cell transplants, bleeding disorders, immune deficiencies and heart failure.

We were incorporated in Delaware in 1996 as MIM Corporation, with our primary business and operations being pharmacy benefit management services. Over the years, we have expanded our service offerings to include home infusion services, which is now the primary driver of our growth strategy. Our common stock trades on NASDAQ under the symbol “BIOS.”

We maintain our principal executive offices at 100 Clearbrook Road, Elmsford, New York 10523. Our telephone number there is (914) 460-1600. The address of our website is http://bioscrip.com. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

Our Principal Equity Investor

Our principal stockholders are the PIPE Investors, which are funds affiliated with Coliseum. As of the record date, Coliseum collectively was the beneficial owner, on an as-converted basis, of approximately     % of our outstanding common stock. On March 9, 2015, we entered into the binding and definitive Purchase Agreement with the PIPE Investors. Pursuant to the terms of the Purchase Agreement, the Private Placement involved our issuance and sale of an aggregate of 625,000 PIPE Shares, 1,800,000 PIPE Class A warrants and 1,800,000 PIPE Class B warrants for gross proceeds of $62.5 million. Pursuant to the Warrant Addendum, the per share exercise prices of the PIPE Class A warrants and PIPE Class B warrants were designated at $5.17 and $6.45, respectively. The PIPE Shares are of the identical Series A class of convertible preferred stock composing part of the units, the PIPE Class A warrants, as amended, are of the same terms as the Class A warrants composing part of the units, and the PIPE Class B warrants, as amended, are of the same terms as the Class B warrants composing part of the units. The closing of the Private Placement also took place on March 9, 2015. The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder because the transaction did not involve a public offering.

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If all stockholders exercise their subscription rights, the percentage of common stock owned by each stockholder as of the record date will not change as a result of the rights offering. If no stockholders elect to exercise any subscription rights, then Coliseum and its affiliates would hold collectively 625,000 shares of convertible preferred stock and 3,600,000 warrants, which, on an as-converted and fully-exercised basis, would represent 18.6% of our outstanding common stock following the completion of the rights offering, not taking into account any Accrued Dividends which may have increased the liquidation preference of the PIPE Shares up to this point.

Recent Developments

A derivative complaint was filed in the Delaware Court of Chancery on May 7, 2015, by the Park Employees’ & Retirement Board Employees’ Annuity & Benefit Fund of Chicago, C.A. No. 11000 (the “Complaint”).  The Complaint names as defendants certain current and former directors (the “Director Defendants”), certain current and former officers (the “Officer Defendants”), certain entities affiliated with Kohlberg & Co., L.L.C., and Jefferies LLC.  We are also named as a nominal defendant in the action.

The Complaint alleges generally that certain defendants breached their fiduciary duties with respect to the Company’s public disclosures, oversight of Company operations, secondary stock offerings and stock sales. The Complaint also contends that certain defendants aided and abetted those alleged breaches. The damages sought are not quantified but include, among other things, claims for money damages, restitution, disgorgement, equitable relief, reasonable attorneys’ fees, costs and expenses, and interest.

The Company, the Director Defendants and the Officer Defendants deny any allegations of wrongdoing in this lawsuit. The Company and such persons believe all of the claims in this lawsuit are without merit and intend to vigorously defend against these claims. However, there is no assurance that the defense will be successful or that insurance will be available or adequate to fund any settlement or judgment or the litigation costs of this action. The action may also implicate indemnification agreements between the Company and certain of the defendants, which may not be covered by any relevant insurance policies. Additional similar lawsuits may be filed. Moreover, we are unable to predict the outcome or reasonably estimate a range of possible loss at this time. While no assurance can be given as to the ultimate outcome of this matter, we believe that the final resolution of this action is not likely to have a material adverse effect on our results of operations, financial position, liquidity or capital resources.

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Summary of the Rights Offering

The rights offering:	We are distributing to you, at no charge, one non-transferable subscription right for every outstanding shares of common stock that you owned on the record date, either as a holder of record or, in the case of shares held of record by brokers, banks or other nominees, on your behalf, as a beneficial owner of these shares.

Subscription rights:

Each whole right entitles you to purchase one unit at a subscription price of $100.00 per unit. You may exercise some or all of your subscription rights, or you may choose not to exercise your subscription rights.

Each unit comprises one share of our 8.5%/11.5% Series A convertible preferred stock, with a par value of $0.0001 per share, 2.88 Class A warrants and 2.88 Class B warrants. (See “—No Fractional Warrants” below for more information.) No fractional rights or units will be distributed or issued. Unless and until we obtain the required consent and/or amendment from our lenders under our Senior Credit Facilities, we will not be permitted to pay cash dividends. Each share of convertible preferred stock will initially be convertible into shares of common stock at a conversion rate of approximately 19.34 shares of common stock per share of convertible preferred stock, which is equivalent to the initial liquidation preference of $100.00 divided by the initial conversion price of $5.17 per share. Each Class A warrant is exercisable for common stock at a price of $5.17 per share, and each Class B warrant is exercisable for common stock at a price of $6.45 per share, subject to adjustment upon the occurrence of certain events. The convertible preferred stock and warrants constituting the unit will separate upon exercise of the rights.

Record date:	5:00 p.m., New York City time, on , 2015.

Expiration date:	5:00 p.m., New York City time, on , 2015, unless extended by us, in our sole discretion. Any rights not exercised at or before that time will expire without any payment to the holders of those unexercised rights.

Subscription price:	$100.00 per unit, payable in cash.

No Fractional Warrants	We will not issue fractional warrants. If you would be entitled to receive a fractional number of warrants upon exercise of the subscription rights, the total number of warrants to be issued to you will be rounded down to the nearest whole number.

No Fractional Rights or Units:	We will not distribute or issue fractional rights or units. If you are entitled to receive a fractional right consisting of at least ½ of a right, the total number of rights to be issued to you will be rounded up to the nearest whole right. If you are entitled to receive a fractional right consisting of less than ½ of a right, the total number of rights to be issued to you will be rounded down to the nearest whole right. You will be rounded down to zero if the fraction of less than ½ right is the only right to which you are entitled.

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Pro Rata Participation:

If the total number of units subscribed for in this rights offering exceeds 200,000, then each subscribing stockholder’s allocation of units will be reduced on a pro rata basis such that a total subscription of as close to, but no more than, 200,000 units are issued in this rights offering.

Use of proceeds:

The proceeds from the sale of all of the units in the rights offering are expected to be $20,000,000, before deducting estimated expenses of $388,125 relating to the rights offering. The proceeds from the rights offering will be used to repay certain of our outstanding indebtedness and for general working capital purposes.

We will also receive proceeds from the exercise of the warrants composing part of the units. We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes. We can make no assurances that any of the warrants will be exercised, or if exercised, as to the quantity that will be exercised or the period in which they will be exercised.

No board recommendation:	Our board of directors makes no recommendation to you about whether you should exercise any rights. You are urged to make an independent investment decision about whether to exercise your rights based on your own assessment of our business and the rights offering. Please see the section of this prospectus titled “Risk Factors” beginning on page 18 for a discussion of some of the risks involved in investing in the units.

No revocation:	If you exercise any of your rights, you will not be permitted to revoke or change the exercise or request a refund of monies paid.

U.S. federal income tax considerations:	A holder should not recognize income or loss for United States federal income tax purposes in connection with the receipt or exercise of subscription rights in the rights offering. You should consult your tax advisor as to the particular consequences to you of the rights offering. For a detailed discussion, see “Certain United States Federal Income Tax Consequences.”

Extension, cancellation, and amendment:	Our board of directors may extend the period for exercising your subscription rights, although it does not presently intend to do so. Our board of directors may cancel or terminate the rights offering in its sole discretion at any time on or before the expiration of the rights offering for any reason (including, without limitation, a change in the market price of our common stock). In the event that the rights offering is cancelled or terminated, all funds received from subscriptions by stockholders will be returned. Interest will not be payable on any returned funds. We also reserve the right to amend the terms of the rights offering.

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Procedure for exercising rights:	If you are the record holder of shares of our common stock, to exercise your rights you must complete the rights certificate and deliver it to the subscription agent, American Stock Transfer & Trust Company, LLC, together with full payment for all the subscription rights you elect to exercise. The subscription agent must receive the proper forms and payments on or before the expiration of the rights offering. You may deliver the documents and payments by mail or commercial courier. If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested. If you are a beneficial owner of shares of our common stock, you should instruct your broker, custodian bank or nominee in accordance with the procedures described in the section of this prospectus entitled “The Rights Offering—Beneficial Owners.”

Subscription agent:	American Stock Transfer & Trust Company, LLC

Information agent:	Georgeson Inc.

Warrant agent:	American Stock Transfer & Trust Company, LLC

Questions:	Questions regarding the rights offering should be directed to Georgeson Inc., at (877) 278-4775.

Shares outstanding before the rights offering:	shares of common stock as of , 2015.

Shares outstanding after completion of the rights offering:	Assuming that the rights offering is fully subscribed, 825,000 shares of convertible preferred stock, 2,376,000 Class A warrants and 2,376,000 Class B warrants will be outstanding. Based upon the maximum of 20,709,446 shares of common stock that may be issued pursuant to the conversion of the convertible preferred stock, consisting of both the PIPE Shares and the shares composing part of the units, at the initial conversion price and the exercise of the warrants, consisting of both the PIPE Warrants and the warrants composing part of the units, at the initial exercise prices, we would have shares of common stock outstanding immediately after the closing of the rights offering, assuming the full conversion of the convertible preferred shares and full exercise of warrants and excluding any shares that may be issued pursuant to the exercise of stock options.

Issuance of convertible preferred stock:	If you purchase units through the rights offering, we will issue a Direct Registration System book-entry statement representing the shares of convertible preferred stock and warrants composing units to you or DTC on your behalf, as the case may be, promptly after the completion of the rights offering and after all pro rata allocations and adjustments have been completed.

Fees and expenses:	We will bear the fees and expenses relating to the rights offering.

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Transfer restrictions:	The subscription rights may not be sold, transferred or assigned and will not be listed for trading on NASDAQ or on any other stock exchange or market. However, if you exercise your subscription rights, the shares of convertible preferred stock and warrants you acquire may be transferred, subject to any applicable federal, state, or foreign securities law restrictions. We cannot provide you with any assurances as to the liquidity of or the trading market for the convertible preferred stock and warrants.

The NASDAQ Global Market:	Shares of our common stock are currently listed for trading on NASDAQ under the symbol “BIOS,” and the shares of common stock to be issued to you upon conversion of the convertible preferred stock and exercise of the warrants will be eligible for trading on NASDAQ. None of the rights themselves, units, convertible preferred stock or warrants will be listed on NASDAQ or any other stock exchange or market.

Risk Factors:	Exercising your rights and investing in the units involves various risks associated with your investment, including the risks described in the section of this prospectus titled “Risk Factors” beginning on page 18 and the risks that we have highlighted in other sections of this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2014, and all other information included or incorporated by reference in this prospectus. You should carefully read and consider these risk factors together with all of the other information included and incorporated by reference in this prospectus before you decide whether to exercise your rights to purchase units and whether to convert any such purchased shares or warrants composing the units into shares of common stock.

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RISK FACTORS

You should carefully consider the risk factors described below and the risk factors incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, as well as the other information and data included in this prospectus. See the section of this prospectus titled “Where You Can Find More Information.” The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and thus our ability to generate revenues. The actual occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations, ability to meet our financial obligations and prospects. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. In that case, you may lose part or all of your investment.

Risks Related to the Rights Offering

If the rights offering is consummated, your relative ownership interest may experience significant dilution.

To the extent that you do not exercise your rights, your proportionate voting interest will be reduced, and the percentage that your original shares of common stock represent of our expanded equity after exercise of the rights and conversion of the convertible preferred stock and exercise of the warrants will be diluted. Similarly, to the extent that you do not exercise your rights, or if you convert any shares of convertible preferred stock or exercise warrants into shares of common stock, your percentage ownership interest in our company will be diluted to the extent that we do not declare and pay a cash dividend on the convertible common stock and instead increase the liquidation preference by the Accrued Dividend.

The PIPE Investors will hold a majority of the outstanding shares of convertible preferred stock following the completion of the rights offering, which will limit your ability to influence matters requiring the approval of the holders of Series A convertible preferred stock.

The PIPE Investors are currently the beneficial owners of all 625,000 issued and outstanding shares of convertible preferred stock. Therefore, the PIPE Investors would hold 75.8% of the 825,000 shares of convertible preferred stock outstanding following the completion of the rights offering, assuming that the rights offering is fully subscribed. This majority ownership of our convertible preferred stock will limit the ability of our other convertible preferred stockholders to influence corporate matters requiring the approval of the holders of Series A convertible preferred stock, including the right, voting as a separate class, to elect one director to the board of directors of the Company (subject to the requirement that holders of Series A convertible preferred stock, in the aggregate, hold 5% or greater of the total voting power of the Company), and approve certain amendments to our certificate of incorporation, or certain other changes, that would adversely affect the holders of the Series A convertible preferred stock.  The Series A convertible preferred stock voting power of the PIPE Investors may also delay, defer or even prevent an acquisition by a third party or other change of control of our company to the extent that the consideration that would be received by the PIPE Investors and other holders of Series A convertible preferred stock in such acquisition or change of control is less than their liquidation preference, and may make some transactions more difficult or impossible without the support of the PIPE Investors, even if such events are in the best interests of our other stockholders. In any of these matters, the interests of the PIPE Investors may differ from or conflict with the interests of our other convertible preferred stockholders.

In addition, the PIPE Investors are in the business of making investments in companies and may, from time to time, acquire interests in businesses that directly or indirectly compete with our business, as well as businesses that are significant existing or potential customers.

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The subscription rights are not transferable, and there is no market for the subscription rights.

You may not sell, give away or otherwise transfer your subscription rights. The subscription rights are only transferable by operation of law. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights and acquire the shares of convertible preferred stock to realize any value from your subscription rights.

There is currently no market for the units or securities composing the units.

There is currently no market for the units, convertible preferred stock or warrants, and we will not list the units, convertible preferred stock or warrants on NASDAQ or on any other exchange or market. As a result, we cannot provide you with any assurance about the price at which you will be able to sell the convertible preferred stock or warrants, or about whether you will be able to sell the convertible preferred stock or warrants at all, and you might be unable to sell your convertible preferred stock or warrants at a price equal to, or higher than, the subscription price, if at all.

Furthermore, since the convertible preferred stock does not have a maturity date and is not redeemable at your option until the tenth anniversary of the original issuance of the convertible preferred stock, you may, unless you convert your convertible preferred stock into common stock, be required to hold your convertible preferred stock for an extended duration of time if you are unable to sell your convertible preferred stock on terms acceptable to you.

If you convert your preferred stock into common stock or exercise your warrants, you may be unable to sell the shares of common stock issuable upon such conversion or exercise at a price equal to or greater than the initial conversion price of $5.17 per share and initial exercise prices of $5.17 per share for Class A warrants and $6.45 per share for Class B warrants.

The subscription price, conversion price and exercise prices determined for the rights offering, the convertible preferred stock and the warrants, respectively, are not an indication of the fair value of our common stock.

A committee of independent directors of our board of directors determined that the subscription price for the units and the terms of the convertible preferred stock and warrants composing the units, including the initial conversion price and initial Class A exercise price of $5.17 per share and initial Class B exercise price of $6.45 per share, should be designed to provide an incentive to our current stockholders to exercise their rights. Factors considered in setting the subscription price, the initial conversion price and initial Class A exercise price of $5.17 per share and initial Class B exercise price of $6.45 per share, and the terms of the convertible preferred stock and warrants included general conditions in the securities markets, alternatives available to us for raising equity capital, the trading price of our common stock when we completed the Private Placement, and the amount of proceeds desired. The subscription price for units is $100.00 per units, the initial conversion price is $5.17 per share and initial Class A exercise price is $5.17 per share, which were the conversion price of the convertible preferred stock and exercise price of the Class A warrants we issued in the Private Placement (in the case of the Class A warrants, as amended by the Warrant Addendum), respectively, based on the $5.17 closing price of our common stock on NASDAQ on March 6, 2015, the last full trading date before the date we completed the Private Placement. The initial Class B exercise price $6.45 is per share, which was the exercise price of the Class B warrants we issued in the Private Placement (as amended by the Warrant Addendum).

The subscription price, the conversion price and the exercise prices do not necessarily bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. We did not seek or obtain any opinion of financial advisors or investment bankers in establishing the subscription price or the conversion price or the exercise prices. You should not consider the subscription price, the conversion price or the exercise prices to be an indication of the fair value of the convertible preferred stock, warrants or the common stock issuable upon conversion of the convertible preferred stock or exercise of the warrants.

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You may not revoke your subscription rights.

Once you exercise your subscription rights, you may not revoke the exercise. The public trading market price of our common stock may decline before you convert your convertible preferred stock or exercise your warrants. If you exercise your subscription rights and, afterwards, the public trading market price of our common stock decreases below the conversion price and exercise price, you will be unable to profitably convert your convertible preferred stock or exercise your warrants. Our common stock is traded on NASDAQ under the symbol “BIOS”.

We may terminate the rights offering and return your subscription payments without interest.

We may in our sole discretion decide not to continue with the rights offering or to terminate the rights offering at any time. This decision could be based on many factors, including market conditions. We currently have no intention to terminate the rights offering, but are reserving the right to do so.

If we elect to cancel or terminate the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments the subscription agent received from you.

This offering may cause the price of our common stock to decrease.

The conversion price and exercise price, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed and all shares of convertible preferred stock are converted and all warrants are exercised, together with any shares of common stock that we may elect to issue as dividends to holders of the convertible preferred stock, may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of this offering. If that occurs, you may be unable to profitably convert your convertible preferred stock or exercise your warrants. Further, if a substantial number of rights are exercised and shares of convertible preferred stock are converted and warrants are exercised, and if the holders of the common stock received upon conversion of the convertible preferred stock or exercise of warrants choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. There is no assurance that following the conversion of the convertible preferred stock or exercise of warrants received pursuant to the rights offering of units you will be able to sell your common stock at a price equal to or greater than the conversion price or exercise price.

If you do not act promptly and follow the subscription instructions, your exercise of subscription rights may be rejected.

Stockholders who desire to purchase units in the rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent before                  , 2015, the expiration date of the rights offering, unless extended. If you are a beneficial owner of shares of common stock, you must act promptly to ensure that your broker, custodian bank or other nominee acts for you and that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. We will not be responsible if your broker, custodian or nominee fails to ensure that all required forms and payments are actually received by the subscription agent before the expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount or otherwise fail to follow the subscription procedures that apply to your exercise in the rights offering, the subscription agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor our subscription agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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We have the option to convert automatically any or all of your shares of convertible preferred stock under certain circumstances.

If, at any time following the third anniversary date of the issue date, the volume weighted average price of our common stock equals or exceeds three times the conversion price of the convertible preferred stock for a period of 30 consecutive trading days, we may, at our option, require that any or all of the then outstanding shares of convertible preferred stock be converted automatically into a number shares of common stock equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of any fractional shares. We may not, however, elect to exercise this option at any time during the period commencing on the earlier of (1) the date that we have made a public announcement and (2) the date that such information is otherwise made public, that we are in negotiations relating to, or have entered into, a definitive agreement with respect to a transaction constituting a Deemed Liquidation Event and ending on the date of the first to occur of (i) the consummation of such transaction and (ii) the date that we have made a public announcement that any such definitive agreement or the negotiations relating thereto has been terminated.

In addition, from and after the tenth anniversary of the original issuance of the convertible preferred stock, subject to the satisfaction of our obligations to our creditors, we may redeem the outstanding convertible preferred stock, in whole or in part, at a price per share equal to the liquidation preference then in effect per share of convertible preferred stock.

The receipt of rights may be treated as a taxable dividend to you.

A distribution of the rights will be a taxable distribution. However, because we believe that such rights have a fair market value of zero or a nominal value, you should not have any tax consequences upon receipt of such rights. To the extent that the IRS successfully asserts that the fair market value of the rights is greater than zero, you could recognize taxable income to such extent. For a detailed discussion, see “Certain United States Federal Income Tax Consequences” beginning on page 34. You should consult your tax advisor as to the particular consequences to you of the rights offering.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “would,” “estimate,” “project,” “forecast,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. You should not place undue reliance on forward-looking statements. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	our expectations regarding financial condition or results of operations in future periods;

•	our future sources of, and needs for, liquidity and capital resources;

•	our ability to comply with financial covenants in our senior credit facilities;

•	the level of our indebtedness may limit our ability to execute our business strategy and increase the risk of default under our debt obligations;

•	availability of financing sources;

•	unfavorable general economic and market conditions;

•	reductions in federal, state and commercial payor reimbursement;

•	the ability of our home health agencies or pharmacies to comply with the conditions of participation in the Medicare program or Medicare supplier standards;

•	delays or suspensions of federal and state payments for services provided;

•	changes in industry pricing benchmarks, particularly “average wholesale price,” could adversely impact prices we get reimbursed by our customers, including state Medicaid programs, and the associated margins;

•	increased competition from our competitors, including competitors with greater resources, which could have the effect of reducing prices and margins and decreasing our ability to grow by acquisition at feasible prices;

•	the sources and amounts of our patient revenue, including the mix of patients and the rates of reimbursement among payors;

•	pharmacy benefit management client demands for enhanced service levels;

•	efforts to reduce healthcare costs;

•	increases or other changes in our acquisition cost for our products;

•	unforeseen contract terminations;

•	declines and other changes in revenue due to the expiration of short-term contracts;

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•	difficulties with the implementation of our growth strategy and integrating businesses we have acquired or will acquire;

•	the ability to hire and retain key employees;

•	difficulties in the implementation and ongoing evolution of our operating systems;

•	the outcome of lawsuits and governmental investigations;

•	the impact of any new requirements on compounding pharmacies;

•	risks associated with increased government regulation related to the health care and insurance industries in general, and more specifically, home infusion, home health and specialty pharmaceutical distribution organizations;

•	network lock-outs and decisions to in-source by health insurers or health systems;

•	existence of complex laws and regulations relating to our business; and

•	other factors discussed from time to time in our filings with the SEC, including factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015.

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USE OF PROCEEDS

The net proceeds to us from the sale of all of the units in the rights offering is estimated to be $19,611,875, after deducting estimated offering expenses of $388,125. We intend to use the proceeds of the rights offering to repay certain of our outstanding indebtedness and for general working capital purposes.

We will also receive proceeds from the exercise of the warrants composing part of the units. We intend to use the proceeds from the exercise of warrants, if any, for general working capital purposes. We can make no assurances that any of the warrants will be exercised, or if exercised, as to the quantity that will be exercised or the period in which they will be exercised.

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CAPITALIZATION

The following table describes our capitalization as of March 31, 2015, on (1) an actual basis, and (2) on an as adjusted basis to give effect to the sale of all 200,000 units offered in the rights offering at a price of $100.00 per unit.

	As of March 31, 2015
	Actual	As Adjusted
	(in thousands except per share data)

Cash and cash equivalents	23,246	22,856 (1)
Debt
Revolving credit facility	-	-
Delayed Draw Term Loan Facility and Term Loan B Facility(2)(3)	222,757	202,757
Senior Notes due 2021, net of unamortized discount(4)	195,602	195,602
Other, primarily capital leases	469	469
Total debt	418,828	398,828

Series A convertible preferred stock —825,000 shares authorized; 625,000 shares issued and outstanding, and $62,953 liquidation preference as of March 31, 2015, actual; 825,000 shares issued and outstanding, and $82,953 liquidation preference as of March 31, 2015, as adjusted	53,998	71,615

Stockholders' Equity
Preferred stock—4,175,000 shares authorized; no shares issued, actual; and as adjusted	-	-
Common stock—125,000,000 shares authorized, 71,295,564 issued and 68,650,271 outstanding, actual, and as adjusted	8	8
Additional paid-in-capital	536,814	538,807
Accumulated deficit	(321,879)	(321,879)
Treasury stock, 2,645,293 shares, at cost	(10,715)	(10,715)
Total stockholders’ equity	204,228	206,221
Total capitalization	700,300	699,520

(1)	Reflects $0.39 million in estimated fees and expenses incurred as a result of this rights offering.

(2)	On July 31, 2013, the Company entered into (i) a senior secured first-lien revolving credit facility in an aggregate principal amount of $75.0 million (the “Revolving Credit Facility”), (ii) a senior secured first-lien term loan B in an aggregate principal amount of $250.0 million (the “Term Loan B Facility”) and (iii) a senior secured first-lien delayed draw term loan B in an aggregate principal amount of $150.0 million (the “Delayed Draw Term Loan Facility” and, together with the Revolving Credit Facility and the Term Loan B Facility, the “Senior Credit Facilities”) with SunTrust Bank, Jefferies Finance LLC and Morgan Stanley Senior Funding, Inc.

(3)	Following the completion of the rights offering, the Company intends to use up to $20.0 million in cash, including some or all of the net proceeds from the rights offering, to repay outstanding amounts under the Term Loan B Facility and the Delayed Draw Term Loan Facility, subject to approval of the lenders thereunder.

(4)	On February 11, 2014, the Company issued $200.0 million aggregate principal amount of the 2021 Notes. The 2021 Notes are senior unsecured obligations of the Company and are fully and unconditionally guaranteed by all existing and future subsidiaries of the Company. Interest on the 2021 Notes accrues at a fixed rate of 8.875% per annum and is payable in cash semi-annually, in arrears, on February 15 and August 15 of each year.

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RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERENCE SECURITY DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and the ratio of our combined fixed charges and preference stock dividends to earnings on a historical basis for the periods indicated. For purposes of this calculation, “earnings” consist of income before income taxes plus fixed charges. “Fixed charges” consist of the sum of interest expense and the component of rental expense believed by management to be representative of the interest factor for those amounts. Except as set forth below, earnings in each of the periods indicated were adequate to cover fixed charges. The coverage deficiency for each period is specified below, if applicable.

	Year ended December 31,					Quarter ended March 31,
	2014	2013	2012	2011	2010	2015	2014
Fixed Charges:
Interest expensed and capitalized	38,539	28,198	26,068	25,544	23,561	9,163	10,499
Amortized premiums, discounts and capitalized expenses (included above)	-	-	-	-	-	-	-
Estimate of interest within rental expense	-	-	-	-	-	-	-
Total fixed charges before preference security dividends	38,539	28,198	26,068	25,544	23,561	9,163	10,499
Preference security dividend (1)	-	-	-	-	-	1,617	-
Combined Fixed Charges and Preference Security Dividends	38,539	28,198	26,068	25,544	23,561	10,780	10,499

Earnings:
Pretax income (loss) from continuing operations before adjustment for minority interest in consolidated subsidiaries or income or loss from equity investees	(131,991)	(54,468)	(19,392)	(8,549)	(28,047)	(13,977)	(21,765)
Total fixed charges before preference security dividends	38,539	28,198	26,068	25,544	23,561	9,163	10,499
Distributed income of equity investees	-	-	-	-	-	-	-
Total Earnings:	(93,452)	(26,270)	6,676	16,995	(4,486)	(4,814)	(11,266)

Ratio of Earnings to Combined Fixed Charges and Preference Security Dividends	(2.42)	(0.93)	0.26	0.67	(0.19)	(0.45)	(1.07)

(1) Preference security dividends in the computation are required to be increased to an amount representing the pretax earnings that would have been required to cover such dividends. The Company has significant deferred tax assets and net operating loss carryforwards which are offset by a valuation allowance and the Company does not expect to pay income taxes in the near future. As a result, no adjustment was made to increase the preference security dividend for income tax expense.

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THE RIGHTS OFFERING

The Rights

We are distributing at no cost to the record holders of our common stock as of 5:00 p.m., New York City time, on              , 2015, non-transferable subscription rights to purchase units consisting of an aggregate of (a) 200,000 shares of 8.5%/11.5% Series A convertible preferred stock, par value $0.0001 per share, (b) 576,000 Class A warrants, each to purchase one share of common stock at a price of $5.17 per share, and (c) 576,000 Class B warrants, each to purchase one share of common stock at a price of $6.45 per share. We refer to the Class A warrants and Class B warrants collectively as the “warrants.” The shares of convertible preferred stock will be convertible into shares of common stock at a conversion price of $5.17 per share, subject to adjustment upon the occurrence of certain events. The convertible preferred stock and warrants constituting the unit will separate upon exercise of the rights. The subscription rights will entitle the holders of common stock (excluding the holders of the PIPE Shares, who will not participate on any as-converted basis) to purchase units for an aggregate purchase price of $20,000,000. See below for additional information regarding subscription by DTC participants.

You will receive one subscription right for every               outstanding shares of our common stock that you owned at 5:00 p.m., New York City time, on the record date. Each subscription right will entitle the holder thereof to purchase one unit at a subscription price of $100.00 per unit, on or before the expiration time of the rights offering. No fractional rights or units will be distributed or issued. If you are entitled to receive a fractional right consisting of at least ½ right, you will be rounded up to the nearest whole right. If, on the other hand, you are entitled to receive a fractional right consisting of less than ½ right, you will be rounded down to the nearest whole right. You will be rounded down to zero if the fraction of less than ½ right is the only right to which you are entitled. If the total number of units subscribed for in this rights offering exceeds 200,000, then each subscribing stockholder’s allocation of units will be reduced on a pro rata basis such that a total subscription of as close to, but no more than, 200,000 units are issued in this rights offering.

We intend to keep the rights offering open until 5:00 p.m., New York City time, on       , 2015, unless our board of directors, in its sole discretion, extends such time.

Reasons for the Rights Offering

On March 9, 2015, we entered into the binding and definitive Purchase Agreement with the PIPE Investors. Pursuant to the terms of the Purchase Agreement, the Private Placement involved our issuance and sale of an aggregate of 625,000 PIPE Shares, 1,800,000 PIPE Class A warrants and 1,800,000 PIPE Class B warrants for gross proceeds of $62.5 million. On March 23, 2015, the Company and the PIPE Investors entered into an addendum to the Warrant Agreement pursuant to which, among other things, the per share exercise price of the PIPE Class A warrants was reduced from $5.295 to $5.17, which was the closing price of our common stock on the last full trading day prior to the issuance on March 9, 2015, and the per share exercise price of the PIPE Class B warrants was reduced from $6.595 to $6.45. The PIPE Shares are of the identical Series A class of convertible preferred stock composing part of the units, the PIPE Class A warrants, as amended by the Addendum, are of the same terms as the Class A warrants composing part of the units, and the PIPE Class B warrants, as amended by the Addendum, are of the same terms as the Class B warrants composing part of the units. The closing of the Private Placement also took place on March 9, 2015. The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder because the transaction did not involve a public offering.

Our board of directors determined to raise additional capital by distributing at no charge to holders of our common stock (excluding the holders of the PIPE Shares, who will not participate on any as-converted basis) subscription rights to purchase units composed of an aggregate of (a) 200,000 shares of 8.5%/11.5% Series A convertible preferred stock, par value $0.0001 per share, convertible into shares of common stock at a conversion price of $5.17 per share, (b) 576,000 Class A warrants, each to purchase one share of common stock at a price of $5.17 per share, and (c) 576,000 Class B warrants, each to purchase one share of common stock at a price of $6.45 per share. The net proceeds of this rights offering will be used to repay certain of our outstanding indebtedness and for general working capital purposes. The proceeds from the exercise, if any, of the warrants composing part of the units will be used for general working capital purposes.

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In authorizing this rights offering, our board of directors considered:

•	current economic and financial market conditions;

•	analysis from our capital markets structuring advisor;

•	the size and timing of the rights offering;

•	the potential dilution to our current stockholders if they choose not to participate in the offering;

•	alternatives available for raising equity capital;

•	historical and current trading prices for our common stock; and

•	the fact that existing stockholders would have the opportunity to participate on a pro rata basis.

The PIPE Investors and their affiliates will not participate in this rights offering.

Expiration of the Rights Offering and Extensions, Amendments, and Termination

You may exercise your subscription rights at any time before 5:00 p.m., New York City time, on              , 2015, the expiration date of the rights offering, unless extended. We may, in our sole discretion, extend the time for exercising the subscription rights.

We will extend the duration of the rights offering as required by applicable law, and may choose to extend it if we decide that changes in the market price of our common stock warrant an extension or if we decide to give investors more time to exercise their subscription rights in the rights offering. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent and information agent on or before the scheduled expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

We reserve the right, in our sole discretion, to amend or modify the terms of the rights offering.

If you do not exercise your subscription rights before the expiration date of the rights offering, your unexercised subscription rights will be null and void and will have no value. We will not be obligated to honor your exercise of subscription rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents.

Subscription Rights

The subscription right of each whole right entitles you to purchase one unit at a subscription price of $100.00 per unit. Each unit comprises one share of our convertible preferred stock, 2.88 Class A warrants and 2.88 Class B warrants. No fractional rights or units will be distributed or issued. You will receive one subscription right for every                 outstanding shares of common stock owned at 5:00 p.m., New York City time, on the record date. You are not required to exercise all of your subscription rights. We will deliver to the holders of record who purchase shares of convertible preferred stock in the rights offering a Direct Registration System book-entry statement representing the shares of convertible preferred stock that the holder purchased promptly after the expiration date of the rights offering and after all pro rata allocations and adjustments have been completed.

Conditions to the Rights Offering

The rights offering is not conditioned upon stockholder approval of the rights offering. We may cancel or terminate the rights offering, in whole or in part, at any time in our sole discretion. If we cancel or terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly, without interest or deduction. See also “—Cancellation of Rights.”

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Method of Subscription—Exercise of Rights

If you are a record holder of shares of our common stock, you may exercise your subscription rights by delivering the following to the subscription agent, at or before 5:00 p.m., New York City time, on                  , 2015, the expiration date of the rights offering, unless extended:

•	Your properly completed and executed subscription rights certificate with any required signature guarantees or other supplemental documentation; and

•	Your full subscription price payment for each unit subscribed for under your subscription rights.

If you are a beneficial owner of shares of our common stock whose shares are registered in the name of a broker, custodian bank, or other nominee, you should instruct your broker, custodian bank or other nominee to exercise your rights and deliver all documents and payment on your behalf before 5:00 p.m., New York City time, on                  , 2015, the expiration date of the rights offering, unless extended.

Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents and your full subscription price payment before 5:00 p.m., New York City time, on                  , 2015, the expiration date of the rights offering, unless extended.

No Fractional Rights or Units; Pro Rata Participation

We will not issue fractional rights or units. We will issue one right per                   shares of common stock held as of the record date, and any stockholder entitled to a fractional right will be either rounded up or down to the nearest whole right. If you are entitled to receive a fractional right consisting of at least ½ right, you will be rounded up to the nearest whole right. If, on the other hand, you are entitled to receive a fractional right consisting of less than ½ right, you will be rounded down to the nearest whole right. You will be rounded down to zero if the fraction of less than ½ right is the only right to which you are entitled. If the total number of units subscribed for in this rights offering exceeds 200,000, then each subscribing stockholder’s allocation of units will be reduced on a pro rata basis such that a total subscription of as close to, but no more than, 200,000 units are issued in this rights offering.

For example:

•	Assuming no pro rata reduction, if you owned 600 shares of common stock on the record date, you would be entitled to receive 600 divided by = rights, rounded up to the right to purchase units in this rights offering pursuant to whole subscription rights.

•	Assuming no pro rata reduction, if you owned 400 shares of common stock on the record date, you would be entitled to receive 400 divided by = rights, rounded down to the right to purchase unit in this rights offering pursuant to whole subscription right.

•	Assuming no pro rata reduction, if you owned 100 shares of common stock on the record date, you would be entitled to receive 100 divided by = rights, rounded down to .

•	If the total number of units subscribed for in this rights offering totals 210,000, each subscribing rights holder’s allocation of units will be reduced on a pro rata basis to 200,000 divided by 210,000 = 95.24% of the units for which each such rights holder originally subscribed. Therefore, if you owned 6,000 shares of common stock on the record date, you would receive rights, rounded down to the right to purchase units in this rights offering. Pursuant to the pro rata reduction in this example, assuming you subscribed for all units, your allocation of units will be reduced on a pro rata basis to 95.24% x units = units, rounded down to units.

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Method of Payment

Your payment of the subscription price must be made in United States dollars for the full number of shares of convertible preferred stock for which you are subscribing by cashier’s or certified check drawn upon a United States bank payable to the subscription agent. Personal checks will not be accepted.

Receipt of Payment

Your payment will be considered received by the subscription agent only upon receipt by the subscription agent of any cashier’s or certified check drawn upon a United States bank payable to the subscription agent.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price to the subscription agent by one of the methods described below:

By First Class Mail, Express Mail, Overnight Courier or By Hand:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery.

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or if you do not forward full payment of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of units, we or the subscription agent will return the excess amount to you by mail, without interest or deduction, promptly after the expiration date of the rights offering.

Your Funds Will Be Held by the Subscription Agent until the Units, Share of Preferred Stock and Warrants Are Issued

The subscription agent will hold your payment of the subscription price in a segregated account with other payments received from other subscription rights holders until we issue your shares of convertible preferred stock and warrants to you upon consummation of the rights offering.

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	Your subscription rights certificate provides that the shares of preferred stock and warrants are to be delivered to you as record holder of those subscription rights; or

•	You are an eligible institution.

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Notice to Brokers and Nominees

If you are a broker, a trustee or a depositary for securities who holds shares of our common stock for the account of others on                      , 2015, the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owner with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you hold shares of our common stock for the account(s) of more than one beneficial owner, you may exercise the number of subscription rights to which all such beneficial owners in the aggregate otherwise would have been entitled had they been direct record holders of our common stock on the record date, provided that you, as a nominee record holder, make a proper showing to the subscription agent by submitting the form entitled “Nominee Holder Certification” that was provided to you with your rights offering materials. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive your subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold shares of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form, but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive the form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Instructions for Completing Your Subscription Rights Certificate

You should read and follow the instructions accompanying the subscription rights certificates carefully.

You are responsible for the method of delivery of your subscription rights certificate(s) with your subscription price payment to the subscription agent. If you send your subscription rights certificate(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent prior to the time the rights offering expires. You must pay, or arrange for payment, by means of a certified or cashier’s check drawn upon a United States bank. Personal checks will not be accepted.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

Neither we nor the subscription agent and information agent will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates, and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of the shares of convertible preferred stock and warrants to you could be deemed unlawful under applicable law.

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Material United States Federal Income Tax Consequences

A distribution of the rights will be a taxable distribution, however because we believe that such rights have a fair market value of zero or a nominal value, you should not have any tax consequences upon receipt of such rights. To the extent that the IRS successfully asserts that the fair market value of the rights is greater than zero, you could recognize taxable income to such extent. For a detailed discussion, see “Certain United States Federal Income Tax Consequences” beginning on page 34. You should consult your tax advisor as to the particular consequences to you of the rights offering.

Regulatory Limitation

We will not be required to issue the shares of convertible preferred stock and warrants to you pursuant to the rights offering if, in our opinion, it would be unlawful to do so or you would be required to obtain prior clearance or approval from any foreign, state or federal regulatory authorities to own or control such shares and warrants if, at the time the rights offering expires, you have not obtained such clearance or approval.

Questions about Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or the Instructions for Use of The BioScrip, Inc. Subscription Rights Certificates, you should contact the information agent at the address and telephone number set forth under “Questions and Answers relating to the Rights Offering” included elsewhere in this prospectus.

Subscription Agent and Information Agent

We have appointed American Stock Transfer & Trust Company, LLC to act as subscription agent and Georgeson Inc. to act as information agent for the rights offering. You should direct any questions or requests for assistance concerning the method of subscribing for the shares of convertible preferred stock or for additional copies of this prospectus to the information agent.

Fees and Expenses

We will pay all fees charged by the subscription agent and the information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of the rights. Neither we nor the subscription agent will pay such expenses.

No Revocation

Once you have exercised your subscription rights, you may not revoke your exercise. Subscription rights not exercised before the expiration date of the rights offering will expire and will have no value.

Procedures for DTC Participants

We expect that the exercise of your subscription right may be made through the facilities of the Depository Trust Company. If your subscription rights are held of record through DTC, you may exercise your subscription right by instructing DTC to transfer your subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights you are exercising and the number of shares of convertible preferred stock you are subscribing for under your subscription right, if any, and your subscription price payment for each share of convertible preferred stock that you subscribed for pursuant to your subscription right. Please note that if you hold your shares in the name of a broker, dealer, or other nominee who uses the services of DTC, you must exercise your subscription rights before 2:15 p.m., New York City time, on the expiration date.

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Subscription Price

The subscription price is $100.00 per unit. For more information with respect to how the subscription price was determined, see “—Reasons for the Rights Offering” and “Questions and Answers relating to the Rights Offering” included elsewhere in this prospectus.

Foreign Stockholders

The subscription agent will mail subscription rights certificates to stockholders on the record date, or to subsequent transferees, whose addresses are outside the United States if it is not, in our sole judgment, unlawful to do so. To exercise their subscription rights, holders whose addresses are outside the United States must notify the subscription agent before 11:00 a.m., New York City time, on                  , 2015, which is three business days prior to the initial expiration date, and must establish to the satisfaction of the subscription agent that they are permitted to exercise their subscription rights under applicable law. If these procedures are not followed prior to the expiration date, those holders’ rights will expire.

This rights offering is not being made in any state or other jurisdiction in which it would be unlawful to do so, nor are we selling to you, or accepting any offers from you to purchase, shares of convertible preferred stock if you are a resident of any such state or other jurisdiction. If necessary, we may delay commencement of the rights offering in certain states or other jurisdictions in order to comply with the securities law requirements of those states or other jurisdictions. We do not anticipate that there will be any changes in the rights offering, and we may, in our sole discretion, decline to make modifications to the terms of the rights offering requested by regulators in states or other jurisdictions, in which case stockholders who live in those states or other jurisdictions will not be eligible to participate in the rights offering.

Non-Transferability of the Rights

Except in the limited circumstances described below, only you may exercise the subscription right. You may not sell, give away or otherwise transfer the subscription right.

Notwithstanding the foregoing, your rights may be transferred by operation of law; for example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us before the expiration date of the rights offering in order for the transferee to exercise the rights.

Cancellation of Rights

Our board of directors may cancel the rights offering, in whole or in part, in its sole discretion at any time before the time the rights offering expires for any reason (including a change in the market price of our common stock). If we cancel the rights offering, any funds you paid to the subscription agent will be promptly refunded, without interest or deduction.

No Board Recommendation

An investment in units, convertible preferred stock and warrants, like an investment in shares of our common stock, must be made according to each investor’s evaluation of his own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus. Neither we nor our board of directors make any recommendation to subscription rights holders regarding whether they should exercise their subscription rights.

Shares of Common Stock Outstanding After the Rights Offering

We had                   shares of our common stock outstanding as of           , 2015 and following the issuance of the convertible preferred stock and warrants upon completion of this rights offering, and assuming full participation in the rights offering, we will have 825,000 shares of convertible preferred stock, 2,376,000 Class A warrants and 2,376,000 Class B warrants outstanding, which will be convertible and exercisable into 15,957,446 shares, 2,376,000 shares and 2,376,000 shares, respectively, of our common stock, outstanding immediately after the rights offering. Assuming the full conversion of the convertible preferred stock and full exercise of warrants,                   shares of our common stock will be issued and outstanding immediately following the rights offering, excluding any shares that may be issued pursuant to the exercise of stock options.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain U.S. Federal income tax consequences of the rights offering to Holders (defined below) of our common stock. This discussion assumes that the Holders of our common stock, convertible preferred stock and warrants hold such securities as capital assets for U.S. Federal income tax purposes. This discussion is based on the Internal Revenue Code of 1986, as amended, (the “Code”), Treasury Regulations promulgated thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following summary does not purport to be a complete analysis of all of the potential U.S. Federal income tax considerations, applies only to Holders that are U.S. persons (“Holders”), and does not address all aspects of U.S. Federal income taxation that may be relevant to Holders in light of their particular circumstances or to Holders who may be subject to special tax treatment under the Code, including, without limitation, Holders who are dealers in securities or foreign currency, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, Holders who hold our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation.

For purposes of this discussion, a “Holder” is a beneficial owner of a right, unit, convertible preferred stock, warrant, or converted or exercised common stock that is:

•	an individual citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Except as modified for estate tax purposes, the term “non-U.S. holder” means a beneficial owner of a right, unit, convertible preferred stock, warrant or converted or exercised common stock that is an individual, a corporation, an estate or a trust that is not a Holder. This discussion does not apply to non-U.S. holders.

This summary is not intended to constitute a complete analysis of all tax consequences relating to the receipt, exercise, disposition and expiration of the subscription rights and the ownership and disposition of our common shares, convertible preferred stock and warrants. It is not intended to constitute, and should not be construed to constitute, legal or tax advice to any particular Holder. Holders should consult their own tax advisors as to the tax consequences in their particular circumstances.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. Federal income tax consequences of the rights offering or the related convertible preferred stock issuance. The following summary does not address the tax consequences of the rights offering or the related convertible preferred stock issuance under foreign, state, or local tax laws. Accordingly, each Holder should consult its tax advisor with respect to the particular tax consequences of the rights offering and the related convertible preferred stock issuance to such Holder.

Receipt and Expiration of the Rights

The rights offering is part of a “disproportionate distribution” within the meaning of section 305 of the Code; thus, the distribution of the rights would be taxable to the Holder as a dividend to the extent that the fair market value of the rights the Holder receives is allocable to our current and accumulated earnings and profits for the taxable year in which the rights are distributed. We have taken the position that the fair market value of the rights for U.S. Federal income tax purposes is zero or a nominal value, and based on such value, the Holder should not have any tax consequences upon receipt of the rights.

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To the extent that the IRS successfully asserts that the fair market value of the rights is greater than zero, the Holder would recognize taxable income to such extent, which would be treated as a taxable dividend to the extent we have current or accumulated earnings and profits. Dividends received by corporate Holders of our common stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Subject to the discussion of the additional Medicare tax below, dividends received by non-corporate Holders of our common stock in taxable years beginning on or after January 1, 2013, are taxed at the Holder’s capital gain tax rate (a maximum rate of 20%), provided that the Holder meets applicable holding period and other requirements. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of your tax basis in our common stock will be treated as gain from the sale or exchange of our common stock. Regardless of whether the distribution of the rights is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our common stock, the Holder’s tax basis in the rights the Holder receives will be their fair market value.

Holders who are individuals are subject to an additional 3.8% Medicare tax (the “additional Medicare tax”) on their “net investment income” to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). Certain trusts and estates that are Holders are also subject to the additional Medicare tax. “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes dividends and capital gains. The additional Medicare tax is determined in a different manner than the regular income tax. Holders are urged to consult their own tax advisor regarding the implications of the additional Medicare tax.

If the Holder allows the rights received in the rights offering to expire, the Holder should recognize a short-term capital loss equal to the Holder’s tax basis, if any, in the expired rights. The Holder’s ability to use any capital loss is subject to certain limitations.

Exercise of the Rights

The Holder will not recognize any gain or loss upon the exercise of the rights. Each unit acquired from the exercise of a right will consist of convertible preferred stock and warrants. For tax purposes, the convertible preferred stock and warrants will be treated separately and the purchase price of a unit must be allocated between the convertible preferred stock and the warrants base upon their relative fair market value. The tax basis of the shares of our convertible preferred stock acquired through exercise of the rights will equal the subscription price allocated to the shares. The holding period for the shares of our convertible preferred stock acquired through exercise of the rights will begin on the date the rights are exercised. The tax basis of warrants acquired through the exercise of the rights will equal the subscription price allocated to the warrants. The holding period for the warrants acquired through the exercise of the rights will begin on the date the rights are exercised.

Conversion of Convertible Preferred Stock into Common Stock

A Holder generally will not recognize gain or loss upon the conversion of its convertible preferred stock to common stock, except in respect of any cash paid to the Holder in lieu of fractional shares. A Holder that receives cash in lieu of a fractional share will recognize capital gain or loss, equal to the difference between the amount of cash received and the Holder’s tax basis in the stock exchanged allocable to the fractional share. A Holder’s aggregate tax basis in the common stock received upon conversion generally will be equal to the Holder’s aggregate tax basis in the convertible preferred stock converted (less the portion of the Holder’s basis allocable to any fractional share, as to which the holder receives cash). A Holder’s holding period in the common stock received will include the holding period of the convertible preferred stock exchanged.

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Sale of Shares of Convertible Preferred Stock and Receipt of Distributions on Shares of Convertible Preferred Stock

Each Holder will recognize capital gain or loss upon the sale of our convertible preferred stock acquired through the exercise of the rights in an amount equal to the difference between the amount realized upon the sale, exchange, or other disposition and the Holder’s tax basis in our convertible preferred stock. The capital gain or loss will be long-term if the Holder’s holding period in the shares is more than one year. Long-term capital gains recognized by individuals are taxable at a maximum rate of 20%, although such gains may also be subject to the additional Medicare tax described above. Long-term capital gains recognized by corporations are taxable at ordinary corporate tax rates. If the Holder has held the shares of our convertible preferred stock for one year or less, the Holder’s capital gain or loss will be short-term. Short-term capital gains are taxed at a maximum rate equal to the maximum rate applicable to ordinary income. The Holder’s ability to use any capital loss is subject to certain limitations.

Distributions, if any, on shares of our convertible preferred stock acquired through the exercise of the rights will be taxable to the Holder as a dividend to the extent that the cash and fair market value of property is allocable to our current and accumulated earnings and profits for the taxable year in which the distribution is made. Dividends received by corporate Holders of our convertible preferred stock are taxable at ordinary corporate tax rates subject to any applicable dividends-received deduction. Dividends received by non-corporate Holders of our convertible preferred stock in taxable years beginning on or after January 1, 2013, are taxed at the Holder’s capital gain tax rate (a maximum rate of 20%), provided that the Holder meets applicable holding period and other requirements, plus, in some cases, the additional Medicare tax discussed above. Any distributions in excess of our current and accumulated earnings and profits will be treated as a tax-free return of basis, and any further distributions in excess of the Holder’s tax basis in our convertible preferred stock will be treated as gain from the sale or exchange of such convertible preferred stock. The Holder’s tax basis in any property the Holder receives as a distribution on shares of our convertible preferred stock will be the property’s fair market value (regardless of whether the distribution is treated as a dividend, as a tax-free return of basis or as gain from the sale or exchange of our convertible preferred stock).

Redemption of Convertible Preferred Stock

A redemption or other purchase by the Company of a Holder’s shares of convertible preferred stock for cash will be treated, depending on the facts and circumstances, as (1) a distribution on the convertible preferred stock, or (2) a taxable sale or exchange of the shares of the convertible preferred stock. Such a transaction will be treated as a taxable sale or exchange of the shares of the convertible preferred stock if the transaction results in either: (a) a complete termination of the Holder’s interest in the capital stock of the Company, or (b) a “meaningful reduction” (as determined under section 302 of the Code) of the Holder’s interest in the capital stock of the Company. In determining whether any of these has occurred, a Holder of convertible preferred stock will be deemed to own stock that is owned by persons that are treated as related to the Holder for United States federal income tax purposes. If the redemption or other purchase is not treated as a taxable sale or exchange, the amounts received by the Holder will be treated in the same manner as dividends paid on the convertible preferred stock.

Treatment of Warrants

The exercise of a warrant should not result in a taxable event to the Holder of the warrant. If the warrant is exercised, the tax basis of the shares of common stock acquired will be equal to the exercised priced increased by the Holder’s tax basis in the warrant. The holding period for the shares of common stock acquired from the exercise of the warrant will begin on the date the warrant is exercised. If a warrant is sold or expires the Holder will recognize gain or loss in an amount equal to the amount the Holder receives for the warrant and the Holder’s tax basis in the warrant. Such gain or loss generally will be capital gain or loss.

Information Reporting and Backup Withholding

Holders may be subject to information reporting and/or backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our convertible preferred stock acquired through the exercise of the rights. Backup withholding may apply under certain circumstances if the Holder (1) fails to furnish the Holder’s social security or other taxpayer identification number (“TIN”), (2) furnishes an incorrect TIN, (3) fails to report interest or dividends properly, or (4) fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that the Holder is not subject to backup withholding and that the Holder is a U.S. person. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle the Holder to a refund with respect to) the Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. Holders are urged to consult their own tax advisor as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

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DESCRIPTION OF UNITS, CAPITAL STOCK AND WARRANTS

The following is a summary of the material terms of our units, capital stock and warrants. You are strongly encouraged, however, to read our amended and restated certificate of incorporation, our amended and restated bylaws, the certificate of designations for the convertible preferred stock, the warrant agreement and other documents and agreements, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and available from us, at no cost, upon request.

Units

Each unit comprises one share of our convertible preferred stock, 2.88 Class A warrants and 2.88 Class B warrants. No fractional rights or units will be distributed or issued. The convertible preferred stock and warrants constituting the unit will separate upon exercise of the rights.

Common Stock

Our certificate of incorporation provides that we may issue up to 125,000,000 shares of common stock, par value $0.0001 per share. As of            , 2015,            shares of common stock were issued and outstanding. Shares of our common stock have the following rights, preferences and privileges:

Voting. Holders of our common stock, subject to the provisions of our bylaws and the General Corporation Law of the State of Delaware (the “DGCL”), relating to the fixing of a record date, are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The affirmative vote of a majority of the shares present in person or represented by proxy at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of the directors.

Dividends. Holders of common stock are entitled to receive ratably dividends, in cash, securities, or property, as may from time to time be declared by our board of directors.

Conversion. The shares of common stock are not convertible into any other series or class of securities.

Rights Upon Liquidation. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in all of our assets that are available for distribution after payment in full of all of our liabilities and any preferential liquidation rights of our preferred stock then outstanding.

Miscellaneous. The holders of our common stock have no preemptive or other subscription or conversion rights. In addition, there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock to be issued upon conversion of the convertible preferred stock will be, upon payment therefor, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock outstanding at any time.

Series A Convertible Preferred Stock

The shares of convertible preferred stock to be issued in the rights offering will have the following rights:

Dividends. We may pay a noncumulative cash dividend on each share of the convertible preferred stock when, as and if declared by our board of directors and permitted by the DGCL, out of funds legally available for the payment of distributions, at a rate of eight and one-half percent (8.5%) per annum on the liquidation preference then in effect. Beginning with the second quarter of 2015, on or before the third (3rd) business day immediately preceding each fiscal quarter of the Company, we will determine our intention whether or not to pay a cash dividend with respect to that ensuing quarter and will give notice of our intention to each holder of convertible preferred stock as soon as practicable thereafter. Unless and until we obtain the required consent and/or amendment from our lenders under our Senior Credit Facilities, we will not be permitted to pay cash dividends.

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In the event we do not declare and pay a cash dividend, the liquidation preference of the convertible preferred stock will be increased to an amount equal to the liquidation preference in effect at the start of the applicable dividend period, plus an amount equal to such then applicable liquidation preference multiplied by eleven and one-half percent (11.5%) per annum, computed on the basis of a 365-day year and the actual number of days elapsed from the start of the applicable dividend period to the applicable date of determination.

In the event that we shall, at any time, pay a dividend or make a distribution, whether in cash, in kind or other property on the outstanding shares of common stock (other than any dividend in the form of stock, warrants, options or other rights where the dividended stock or the stock issuable upon exercise of such warrants, options or other rights is common stock or ranks equal or junior to the common stock), we shall, at the same time, pay to each holder of convertible preferred stock a dividend equal to the dividend that would have been payable to such holder if all of the shares of convertible preferred stock beneficially owned by such holder had been converted into common stock immediately prior to the applicable record date for determining the stockholders eligible to receive such dividend or distribution.

Cash dividends shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (unless any such day is not a business day, in which event such dividends shall be payable on the next succeeding business day, without accrual to the actual payment date), commencing on the first calendar day following the date of original issuance of the convertible preferred stock. If declared, cash dividends will begin to accrue on the first day of the applicable dividend period. Unless and until we obtain the required consent and/or amendment from our lenders under our Senior Credit Facilities, we will not be permitted to pay such cash dividends.

If applicable, the Accrued Dividend will accrue and be cumulative on the same schedule as set forth in the last sentence of the preceding paragraph with respect to cash dividends and will also be compounding at the applicable annual rate on each applicable subsequent dividend date. Accrued Dividends are paid upon the occurrence of a Liquidation Event (as defined below) and upon conversion or redemption of the convertible preferred stock in accordance with the terms thereof.

Liquidation, Dissolution or Winding-up; Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), after satisfaction of all liabilities and obligations to creditors of the Company and distribution of any assets of the Company to the holders of any stock or debt that is senior to the convertible preferred stock, and before any distribution or payment shall be made to holders of any junior stock, each holder of convertible preferred stock will be entitled to (i) convert their shares of convertible preferred stock into common stock and receive their pro rata share of consideration distributed to the common stockholders, or (ii) receive, out of the assets of the Company or proceeds thereof (whether capital or surplus) legally available therefor, an amount per share of convertible preferred stock equal to the liquidation preference. The liquidation preference is equal to $100.00, which preference may be adjusted from time to time as described above under the section entitled “—Dividends.” However, if, at any applicable date of determination of the liquidation preference, (i) any cash dividend has been declared but is unpaid or (ii) the Company has given notice (or failed to give such notice) of its intention to pay a cash dividend but such cash dividend has not yet been declared by the Company’s board of directors, then such cash dividends shall be deemed, for purposes of calculating the applicable liquidation preference, to be Accrued Dividends.

The occurrence of a change of control that would result if the Company either (1) merges or consolidates with or into any other person, another person merges with or into the Company, or the Company sells, leases, licenses, transfers, or otherwise disposes of all or substantially all of the assets of the Company to another person or (2) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the common stock is exchanged for or converted into cash, securities or other property will be deemed a Liquidation Event under the certificate of designations (a “Deemed Liquidation Event”), unless such treatment is waived in writing by holders of a majority in voting power of the outstanding shares of the convertible preferred stock, taken together and voting as a separate class (but not as separate series).

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Voting. Holders of shares of convertible preferred stock will be entitled to vote with the holders of shares of common stock (and any other class or series that may similarly be entitled to vote with the holders of common stock) and not as a separate class, at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the holders of common stock, on an as-converted basis.

In the event of any such vote or action by written consent, each holder of shares of convertible preferred stock will be entitled to that number of votes equal to the whole number of shares of common stock into which such holder’s aggregate number of shares of convertible preferred stock are convertible as of the close of business on the record date fixed for such vote or such written consent. The terms of the convertible preferred stock at issuance included a requirement that prior to the receipt of the approval by the holders of common stock under the listing standards of The Nasdaq Stock Market, including Nasdaq Stock Market Rule 5635(b) (the “Stockholder Approval”), the convertible preferred stock beneficially owned by holders could not be voted to the extent that the aggregate voting power of all of the Company’s voting stock beneficially owned by the holder exceeds 19.99% of the aggregate voting power of all of the Company’s voting stock outstanding on the applicable record date for determining stockholders who may vote with respect to any proposal (the “Voting Cap”). On May 11, 2015 we obtained Stockholder Approval, and as a result, the Voting Cap and the other restrictions and conditions described below relating to the holders and their respective affiliates’ ability to convert their shares of convertible preferred stock and exercise their warrants ceased to apply.

In addition to any other vote or consent required in the certificate of designations or by applicable law, unless waived in writing by holders of a majority in voting power of the outstanding shares of the convertible preferred stock, the vote or written consent of the holders of a majority in voting power of the outstanding shares of the convertible preferred stock shall be necessary for effecting or validating the following actions (whether taken by amendment, merger, consolidation or otherwise): (i) any change, amendment, alteration or repeal (including as a result of a merger, consolidation, or other similar or extraordinary transaction) of any provisions of the certificate of incorporation or bylaws of the Company that amends or modifies, in a manner adverse to, in any material respect, the rights, preferences, privileges or voting powers of the convertible preferred stock, except as permitted by the certificate of designations; (ii) any authorization, designation, recapitalization, whether by reclassification, by merger or otherwise, or issuance of any new class or series of stock or any other securities convertible into equity securities of the Company having rights, preferences or privileges senior to or on a parity with the convertible preferred stock; (iii) subject to certain limited exceptions, any increase or decrease in the authorized number of shares of convertible preferred stock; (iv) any redemption, repurchase or other acquisition, or payment of dividends or other distributions, by the Company with respect to any securities of the Company that constitute junior stock, except as permitted by the certificate of designations; (v) the entry by the Company into any contract, agreement, arrangement, or understanding that would prohibit or otherwise restrict the Company from performing its obligations to the holders of convertible preferred stock under the certificate of designations, the certificate of incorporation or otherwise; (vii) the entry by any Company subsidiary into any contract, agreement, arrangement, or understanding that would prohibit or otherwise restrict the payment of dividends or the making of distributions to the Company; or (vii) the issuance by the Company of equity or securities convertible into equity of the Company at a price that is more than 25% below fair market value of such equity or securities at the time of issuance thereof.

In addition, the vote or written consent of a majority in voting power of the outstanding shares of the convertible preferred stock will be necessary for effecting or validating (i) any voluntary initiation of any liquidation, dissolution or winding up of the Company and (ii) certain Deemed Liquidation Events; provided however, that in each case the holders of the convertible preferred stock shall only be entitled to approve such events or transactions if those events or transactions would result in the holders of the convertible stock not being entitled to convert their shares of convertible preferred stock or receive the full value of the Liquidation Preference as a result of the transaction.

The PIPE Investors are currently the beneficial owners of all 625,000 issued and outstanding shares of convertible preferred stock. The PIPE Investors would hold collectively 75.8% of the 825,000 shares of convertible preferred stock outstanding following the completion of the rights offering, assuming that the rights offering is fully subscribed. This majority ownership of our convertible preferred stock will limit the ability of our other convertible preferred stockholders to influence corporate matters requiring the approval of the holders of convertible preferred stock. See “Risk Factors – The PIPE Investors will hold a majority of the outstanding shares of convertible preferred stock following the completion of the rights offering, which will limit your ability to influence matters requiring the approval of the holders of Series A convertible preferred stock” and “Description of Units, Capital Stock and Warrants—Series A Convertible Preferred Stock—Voting.”

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Series A Director designee. So long as shares of the convertible preferred stock represent at least five percent (5%) of the outstanding voting stock of the Company (on an as converted into common stock basis), the holders of the convertible preferred stock shall be entitled to designate one (1) member of the board of directors by a majority of the voting power of the outstanding shares of convertible preferred stock. Such designee shall be appointed to a minimum of two (2) committees of the board of directors at the designee’s request. The holders of the convertible preferred stock will also be permitted to vote their shares of convertible preferred stock (on an as converted basis) for the members of the board of directors elected by the common stock. Upon completion of this offering and assuming we sell all of the units offered hereby, the PIPE Investors will own approximately 75.8% of the outstanding convertible preferred stock and therefore will collectively be able to designate the member to the board of directors until such time as they no longer hold a majority of the outstanding convertible preferred stock.

Optional Conversion by Holders. The number of shares of common stock to which a holder of convertible preferred stock shall be entitled upon conversion shall be equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of fractional shares. Because we received Stockholder Approval, there are no caps on the number of shares of convertible preferred stock that may be converted into shares of common stock by a holder.

Optional Conversion by the Company. If, at any time following the third anniversary date of the issue date, the volume weighted average price of our common stock equals or exceeds three times the conversion price of the convertible preferred stock for a period of 30 consecutive trading days, we may, at our option, require that any or all of the then outstanding shares of convertible preferred stock be converted automatically into a number shares of common stock equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of any fractional shares. Notwithstanding the foregoing, the Company may not elect to exercise the foregoing option at any time during the period commencing on the earlier of (1) the date that the Company has made a public announcement and (2) the date that such information is otherwise made public, that the Company is in negotiations relating to, or has entered into, a definitive agreement with respect to a transaction constituting a Deemed Liquidation Event and ending on the date of the first to occur of (i) the consummation of such transaction and (ii) the date that the Company has made a public announcement that any such definitive agreement or the negotiations relating thereto has been terminated.

Optional Special Dividend and Conversion on Certain Change of Control. At the written election (including written notice to the Company) by holders of a majority in voting power of the outstanding shares of convertible preferred stock, upon the occurrence of a change of control that would, subject to certain exceptions, result in any person (other than the PIPE Investors or any of their respective affiliates or a person acting as a group with the PIPE Investors or any of their respective affiliates) beneficially owning, directly or indirectly shares of the Company’s capital stock entitling such person to exercise 50% or more of the total voting power of all classes of voting stock of the Company (but solely in connection with a transaction that is a third party tender offer that is publicly disclosed and approved (or recommended to the stockholders of the Company)): (i) the Board shall, subject to applicable law, declare and the Company shall pay a special cash dividend (as such may be adjusted as described below, the “special dividend”) on each share of convertible preferred stock, out of any funds that are legally available therefor (the “legally available funds”), in the amount of the liquidation preference per share then in effect with respect to the convertible preferred stock, pursuant to the certificate of designation governing such preferred stock; provided, however, that to the extent the legally available funds are not sufficient to pay the special dividend in full (the amount of such shortfall being referred to as a “funds shortfall”), the aggregate special dividend in respect of all shares of convertible preferred stock and any special dividend applicable to parity stock shall be reduced to an aggregate amount equal to the legally available funds and the special dividend (as so reduced) and any applicable special dividend with respect to parity stock shall be paid to the holders of convertible preferred stock and the holders of the parity stock in proportion to the full amounts to which the holders of the convertible preferred stock and the holders of the parity stock would otherwise be entitled pursuant to the certificate of designations for the convertible preferred stock and the certificate of designations (or other governing instrument) of the parity stock, respectively; and (ii) as of the payment date of the special dividend, all outstanding shares of convertible preferred stock automatically will be converted (without further action) into a number of shares of common stock equal to the product obtained by multiplying the conversion rate then in effect, by the number of shares of convertible preferred stock being converted, plus cash in lieu of fractional shares; provided; however, that for purposes of determining the conversion rate as applicable to such conversion, the aggregate liquidation preference on each share of convertible preferred stock and the liquidation preference on each share of any applicable parity stock as provided in the certificate of designations (or other governing instrument) of such parity stock shall be increased by the funds shortfall applicable to each such share.

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Conversion Rate and Conversion Price. The conversion rate in effect at any applicable time for conversion of each share of convertible preferred stock into common stock will be the quotient obtained by dividing the liquidation preference then in effect by the conversion price then in effect. The conversion price for the convertible preferred stock will initially be $5.17 and is subject to adjustment from time to time upon the occurrence of certain events, including in the event of a stock split, a reverse stock split, or a dividend of common stock to our common stock holders, in each case as more fully described in the certificate of designations for the convertible preferred stock.

No Fractional Shares. If, upon conversion of the convertible preferred stock, a holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon conversion, pay in lieu of such fractional interest, cash in an amount equal to such fraction of a share multiplied by the Closing Price (as defined in the next sentence) of a share of common stock on the last trading day before the date on which shares of common stock are issued in connection with such conversion. The “Closing Price” means, on any particular date, (a) the last reported trade price per share of common stock on such date on Nasdaq (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (b) if there is no such price on such date, the closing bid price on Nasdaq on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)), or (c) if the common stock is not then listed or quoted for Nasdaq and if prices for the common stock are then reported in the “pink sheets” published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the common stock so reported, or (d) if the shares of common stock are not publicly traded, the fair market value of a share of common stock as determined by our board of directors in good faith.

Rank. The convertible preferred stock will, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank senior to our common stock and each other class or series of shares that we may issue in the future the terms of which do not expressly provide that such class or series ranks equally with, or senior to, the convertible preferred stock, with respect to dividend rights and/or rights upon liquidation, winding up or dissolution.

The convertible preferred stock will, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank equally with each other class or series of shares that we may issue in the future the terms of which expressly provide that such class or series shall rank equally with the convertible preferred stock with respect to dividend rights and rights upon liquidation, winding up or dissolution.

The convertible preferred stock will, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank junior to each class or series of shares that we may issue in the future the terms of which expressly provide that such class or series shall rank senior to the convertible preferred stock with respect to dividend rights and rights upon liquidation, winding up or dissolution. The convertible preferred stock will also rank junior to our existing and future indebtedness.

Redemption at the Option of the Holder Upon Change of Control. Upon the occurrence of a change of control (other than a change of control that would constitute a Deemed Liquidation Event (unless waived in writing by holders of a majority in voting power of the outstanding shares of the convertible preferred stock) or the type of change of control described above under the section entitled “—Optional Special Dividend and Conversion on Certain Change of Control”) and subject to applicable law, each holder of shares of convertible preferred stock that remain outstanding thereafter, if any, subject to certain exceptions shall have the right to require us to redeem, in full, out of funds legally available therefor, by irrevocable written notice to us, all of such holder’s shares of convertible preferred stock at a redemption price per share equal to the liquidation preference then in effect per share of convertible preferred stock.

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Redemption at the Option of the Holder Other than Upon Change of Control. From and after the tenth anniversary of the original issuance of the convertible preferred stock, each holder of shares of convertible preferred stock shall have the right to request that we redeem, in full, out of funds legally available therefor, by irrevocable written notice to us, all of such holder’s shares of convertible preferred stock at a redemption price per share equal to the liquidation preference then in effect per share of convertible preferred stock. Such notice must given by first class mail, postage prepaid, addressed to us. Each notice of redemption to us must state the redemption date and the number of shares of convertible preferred stock to be redeemed, and such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption in the notice.

If we elect to redeem a holder’s shares of convertible preferred stock pursuant to such notice, we will notify the holder of our election and the place or places where certificates for such shares are to be surrendered (or an indemnification undertaking as reasonably determined by us with respect to such certificates in the event of their loss, theft or destruction) for payment of the redemption price.

If we elect not to redeem a holder’s shares of convertible preferred stock pursuant to such notice, we will notify the holder of our election not to redeem, and the conversion price then in effect with respect to the shares of convertible preferred stock subject to the notice provided by such holder will, as of the date we notify the holder of our election not to redeem, be decreased to the lesser of (A) the conversion price then in effect and (B) 80% of the volume weighted average price of our common stock for the 10 consecutive trading days prior to the date such holder notified us. Any such adjustment to the conversion price will be in addition to any adjustments to the conversion price pursuant to the anti-dilution provisions.

Redemption at the Option of the Company. From and after the tenth anniversary of the original issuance of the convertible preferred stock, subject to the satisfaction of our obligations to our creditors, we may redeem the outstanding convertible preferred stock, in whole or in part, at a price per share equal to the liquidation preference then in effect per share of convertible preferred stock.

Reorganizations, Mergers and Consolidations. If at any time or from time to time after the issue date, there is a reorganization of the Company (other than in instances where the certificate of designations allows for any adjustment to the liquidation preference or the conversion price) or a merger or consolidation of the Company with or into another corporation (except a Deemed Liquidation Event that is not waived as provided in the certificate of designation), then, as a part of such reorganization, merger or consolidation, provision will be made so that the holders of such convertible preferred stock will then have the right to convert such stock into the kind and amount of stock and other securities and property receivable upon such reorganization, merger or consolidation by holders of the number of shares of common stock into which such shares of convertible preferred stock could have been converted immediately prior to such reorganization, merger or consolidation, all subject to further adjustment as provided in the certificate of designation or with respect to such other securities or property by the terms thereof. The Company may not effect any such reorganization, merger or consolidation unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger has assumed by written instrument the obligations of the Company under the certificate of designations governing the convertible preferred stock.

Transferability. The convertible preferred stock will, subject to any applicable federal, state, or foreign securities law restrictions, be transferable. We will not list the convertible preferred stock on NASDAQ or on any other exchange or market and cannot provide you with any assurances as to the liquidity of or the trading market for the convertible preferred stock.

Warrants

This section describes the material terms of the warrants composing part of the units. The Class A warrants and Class B warrants compose part of each unit. The Class A warrants and the Class B warrants have identical terms except for the exercise price. The Class A warrants and the Class B warrants will be immediately exercisable by a holder. The PIPE Warrants became exercisable on May 11, 2015 upon the receipt of Stockholder Approval.

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The warrants will be issued pursuant to a warrant agreement between us and American Stock Transfer & Trust Company, LLC as Warrant Agent (the “Warrant Agreement”). The warrants are subject to the terms of the Warrant Agreement and may only be exercised or transferred in accordance with the terms thereof. You should read the Warrant Agreement for a more complete discussion of the terms of the Warrants. Beneficial owners of our common stock whose shares are held in “street name” will have their warrants credited to the account of their broker, dealer, custodian bank or other nominee, and record holders of our common stock who acquire warrants in their own name will have their warrants credited in book-entry directly to them.

Exercise Prices and Terms. The warrants may be exercised to acquire shares of Company common stock. Class A warrants are exercisable at $5.17 per share and the Class B warrants are exercisable at $6.45 per share. The Class B warrants are identical to the Class A warrants, except for the exercise price. The warrants may only be exercised for cash. The Company may pay an exercising holder cash in lieu of issuing a fractional share in connection with an exercise of warrants. In order to exercise all or any of the warrants, the holder thereof is required to deliver to the Warrant Agent a notice of election attached to the Warrant Agreement and pay the amount of the full exercise price for each share of common stock to be acquired upon exercise. If the warrants are held in the name of a broker, dealer, or other nominee who uses the services of DTC, a notice of election and payment of the full exercise price is to be delivered in accordance with instruction from such broker, dealer, or other nominee.

Term: The warrants expire ten years from their date of issuance.

No Rights as Stockholders: The holders of unexercised warrants are not entitled to any of the rights to which the holders of outstanding shares Company common stock are entitled and, as such, are not entitled to receive notice of, or to vote at, any meeting, to consent, to receive notice of any other proceedings of the Company or to exercise any other rights whatsoever as our stockholders.

Transferability: The warrants will, subject to any applicable federal, state, or foreign securities law restrictions, be transferable. We will not list the warrants on NASDAQ or on any other exchange or market and cannot provide you with any assurances as to the liquidity of or the trading market for the warrants.

Adjustment: The number of shares of Company common stock issuable upon exercise of each warrant, referred to as the “warrant shares,” will be adjusted upon occurrence of certain events as follows:

•	In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If the Company (i) declares and pays a dividend or make a distribution on its common stock in shares of common stock, (ii) subdivides or reclassifies the outstanding shares of common stock into a greater number of shares, or (iii) combines or reclassifies the outstanding shares of common stock into a smaller number of shares, the number of shares of common stock issuable upon exercise of the warrants at the time of the record date for the dividend or effective date of the split, reverse split, subdivision, combination or reclassification shall be proportionately adjusted so that the holder of warrants after such date shall be entitled to purchase the number of shares of common stock which such holder would have owned or been entitled to receive in respect of the shares of common stock subject to such warrants after such date had the warrants been exercised immediately prior to such date. In such event, the exercise price of the warrants at the time of the effective date of such split, reverse split, subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of shares of common stock issuable upon the exercise of such warrants before such adjustment and (2) the exercise price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, reverse split, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of shares of common stock issuable upon exercise of such warrants determined pursuant to the immediately preceding sentence.

•	Price Based Anti-Dilution. If the Company shall issue or sell any shares of common stock for a consideration per share less than 85% of the then current market price per share immediately prior to such issuance or sale, or if earlier, upon the execution of the definitive documentation with respect to such issuance or sale (the “Effective Time”), then immediately upon the Effective Time the number of shares of common stock issuable upon exercise of any warrants at the time of the effective date shall be increased by multiplying such number of shares of common stock by a fraction, (i) the numerator of which shall be the fully diluted number of shares of common stock outstanding immediately prior to the Effective Time plus the number of shares of common stock so issued or sold, and (ii) the denominator of which shall be the fully diluted number of shares of common stock outstanding immediately prior to the Effective Time plus the number of shares of common stock which the aggregate consideration received by the Company for the total number of shares of common stock so issued or sold would purchase if such shares were sold at the then current market price. However, certain issuance of common stock will not trigger the price based anti-dilution provisions, such as issuance of common stock upon conversion of the Series A convertible preferred stock and issuances of equity awards to employees that are approved by the board of directors.

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•	Other Distributions. In case the Company fixes a record date for the making of a dividend or distribution to all holders of shares of common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (but subject to certain exclusions), in each such case, the exercise price of the warrants in effect prior to such record date shall be reduced immediately thereafter to the price determined in accordance with a defined formula in the warrant.

•	Business Combinations. In case of any merger, consolidation, statutory share exchange, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or similar transaction that requires the approval of the Company’s stockholders (collectively, a “Business Combination”), the right of a holder of a warrant to receive shares of common stock upon exercise of a warrant shall be converted into the right to exercise such warrant to acquire the number of shares of stock or other securities or property (including cash) which the common stock issuable (at the time of such Business Combination) upon exercise of such warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon closing of such Business Combination or reclassification.

Warrant Agent

American Stock Transfer & Trust Company, LLC will serve as the Warrant Agent.

Governing Law

The Warrant Agreement and the warrants will be governed by and construed in accordance with the laws of the State of New York.

No Fractional Warrants

No fractional warrants will be delivered by us upon the exercise of a right. If the exercise of a right would result in the delivery of a fractional warrant, the number of warrants will be rounded down to the nearest whole number.

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PLAN OF DISTRIBUTION

On or about        , 2015, we will distribute the rights, rights certificates and copies of this prospectus to individuals who owned shares of common stock on the record date. If you wish to exercise your rights and purchase units, you should complete the rights certificate and return it with payment for the units, to the subscription agent, American Stock Transfer & Trust Company, LLC, at the following address:

By First Class Mail, Express Mail, Overnight Courier or By Hand:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions

See “The Rights Offering—Method of Subscription—Exercise of Rights.” If you have any questions, you should contact the information agent, Georgeson Inc., at (877) 278-4775. We have agreed to pay the subscription agent and information agent customary fees plus certain expenses, which we estimate will total approximately $35,000. Some of our employees may solicit responses from you as a holder of rights, but we will not pay our employees any commissions or compensation for these services other than their normal employment compensation. We estimate that our total expenses in connection with the rights offering will be approximately $388,125.

We have not entered into any agreements regarding stabilization activities with respect to our securities. We are not aware of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the units underlying the rights or the common stock issuable upon conversion of the convertible preferred stock and exercise of the warrants.

If your shares of common stock are held in your name, we will send you a direct registration account statement as soon as practicable following the closing of this rights offering. If your shares of common stock are held by a broker, dealer, custodian bank or other nominee and you purchase shares of convertible preferred stock in this rights offering, your account with your nominee will be credited by your nominee. Shares of our common stock are currently listed for trading on NASDAQ under the symbol “BIOS,” and the shares of common stock issuable upon conversion of the convertible preferred stock and exercise of warrants will be eligible for trading on NASDAQ. We will not list the subscription rights, units, convertible preferred stock or warrants on NASDAQ or on any other exchange or market.

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WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.

We also maintain an Internet website at www.bioscrip.com and can be used to access free of charge, through the investor relations section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with or furnish it to the SEC and all such reports of ours going forward. The information set forth on, or connected to, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus, and should not be relied upon in connection with making any investment decision with respect to our shares of convertible preferred stock or our shares of common stock.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to BioScrip, Inc., 100 Clearbrook Road, Elmsford, New York 10523, Attention: Corporate Secretary, telephone: (914) 460-1600. This prospectus incorporates by reference the following documents (other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules) that we have filed with the SEC but have not included or delivered with this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 2, 2015, as amended on March 9, 2015;

•	Portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act, filed on April 8, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed on May 8, 2015;

•	Current Reports on Form 8-K filed on February 4, 2015, February 9, 2015, March 2, 2015, March 10, 2015, as amended on March 24, 2015, April 28, 2015, May 1, 2015, May 14, 2015, and May 27, 2015; and

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•	The description of our common stock included in our amended registration statements on Form 8-A/A filed on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and any amendment or report we may file with the SEC for the purpose of updating such description.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we close this offering, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. In addition, all documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus forms a part, and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference into this prospectus. This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Polsinelli PC, Washington, D.C.

EXPERTS

The consolidated financial statements and the related financial statement schedule of BioScrip, Inc. as of December 31, 2014, and for the year ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2014, expresses an opinion that BioScrip, Inc. did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses related to the establishment of accounts receivable related reserves and the timely recognition of bad debt expense, significant and unusual transactions, and general information technology controls have been identified and included in management’s assessment.

The consolidated financial statements of BioScrip, Inc. incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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BioScrip, Inc.

Rights to Purchase up to 200,000 Units at $100.00 per Unit
Consisting of an Aggregate of
200,000 Shares of 8.5%/11.5% Series A Convertible Preferred Stock,
Class A Warrants to Purchase 576,000 Shares of Common Stock at $5.17 per Share and
Class B Warrants to Purchase 576,000 Shares of Common Stock at $6.45 per Share

            , 2015

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PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

SEC registration fee	$3,125
Subscription Agent and Information Agent fees and expenses	35,000	*
Printing and mailing costs	40,000	*
Accounting fees and expenses	55,000	*
Legal fees and expenses	230,000	*
Miscellaneous expenses	25,000	*
Total	$388,125	*

* Estimated.

Item 15. Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the amended and restated certificate of incorporation and amended and restated bylaws of BioScrip, Inc. (“BioScrip”).

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.01 of our amended and restated bylaws makes mandatory that we will indemnify our directors and officers to the fullest extent permissible under the Delaware General Corporation Law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; or (ii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law.

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Article Eighth of our amended and restated certificate of incorporation provides that our directors shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that Section 102(b)(7) (or any successor or additional provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

In addition, the Delaware General Corporation Law and our amended and restated bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

Item 16. Exhibits

The exhibits to this registration statement are listed in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elmsford, State of New York, on May 28, 2015.

BIOSCRIP, INC.

By:	/s/ Kimberlee C. Seah
Name:	Kimberlee C. Seah
Title:	Senior Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 28, 2015.

Signature	Title(s)

/s/ Richard M. Smith	President, Chief Executive Officer and Director
Richard M. Smith	(Principal Executive Officer)

/s/ Jeffrey M. Kreger	Senior Vice President, Chief Financial Officer and Treasurer
Jeffrey M. Kreger	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board and Director
Myron Z. Holubiak

/s/ David W. Golding	Director
David W. Golding

Director
Michael Goldstein

*	Director
Tricia Nguyen

/s/ R. Carter Pate	Director
R. Carter Pate

Director
Christopher S. Shackelton

* By: /s/ Kimberlee C. Seah
Kimberlee C. Seah
Attorney-in-Fact for persons indicated

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2005, SEC File Number 000-28740.

3.2	Amendment to Second Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 10, 2010, SEC File Number 000-28740.

3.3	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 28, 2011, SEC File Number 000-28740.

4.1	Form of Subscription Rights Certificate.

4.2	Certificate of Designations for Series A Convertible Preferred Stock.*

4.3	Form of certificate representing Series A Convertible Preferred Stock.*

4.4	Form of Warrant Agreement.

5.1	Opinion of Polsinelli PC regarding the validity of the securities being registered.*

23.1	Consent of KPMG LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Polsinelli PC (included in Exhibit 5.1).

24.1	Powers of Attorney.*

99.1	Form of Instruction for Use of the BioScrip, Inc. Subscription Rights Certificates.

99.2	Form of Letter to Stockholders who are Record Holders.

99.3	Form of Letter to Nominee Holders Whose Clients are Beneficial Holders.

99.4	Form of Letter to Clients of Nominee Holders.

99.5	Form of Nominee Holder Certification.

99.6	Form of Beneficial Owner Election.

99.7	Form of Notice of Important Tax Information

* Previously filed.

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